                                                                    EXHIBIT 4.1



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--------------------------------------------------------------------------------


                           REFUNDING CREDIT AGREEMENT


                                      AMONG


                            CORNERSTONE PROPANE, L.P.


                                       AND


                         VARIOUS FINANCIAL INSTITUTIONS,

                                 AS THE LENDERS


                                       AND


             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                            AS AGENT FOR THE LENDERS


                                NOVEMBER 20, 1998


                                   ARRANGED BY

                         BANCAMERICA ROBERTSON STEPHENS

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




                                TABLE OF CONTENTS

                                                                                                     PAGE


Article I........................................................DEFINITIONS AND ACCOUNTING TERMS    2
     Section 1.1....................................................................Defined Terms    2
     Section 1.2.............................................................Use of Defined Terms    25
     Section 1.3....................................................Other Interpretive Provisions    25
     Section 1.4..........................................Accounting and Financial Determinations    26

Article II............................................COMMITMENTS, BORROWING PROCEDURES AND NOTES    26
     Section 2.1......................................................................Commitments    26
          Section 2.1.1...........................................Working Capital Loan Commitment    26
          Section 2.1.2...............................................Acquisition Loan Commitment    26
          Section 2.1.3...........................Lenders Not Permitted or Required to Make Loans    27
     Section 2.2..................................................Reduction of Commitment Amounts    27
          Section 2.2.1..................................................................Optional    27
          Section 2.2.2.................................................................Mandatory    27
     Section 2.3..............................................................Borrowing Procedure    27
     Section 2.4............................................Continuation and Conversion Elections    28
     Section 2.5..........................................................................Funding    28
     Section 2.6............................................................................Notes    28
     Section 2.7.......................................................................Swing Line    29
     Section 2.8....................................Increases in Working Capital Loan Commitments    31

Article III............................................REPAYMENTS, PREPAYMENTS, INTEREST AND FEES    32
     Section 3.1.......................................................Repayments and Prepayments    32
          Section 3.1.1............................Extensions of Loan Commitment Termination Date    34
     Section 3.2..............................................................Interest Provisions    35
          Section 3.2.1.....................................................................Rates    35
          Section 3.2.2..............................................................Default Rate    37
          Section 3.2.3.............................................................Payment Dates    37
     Section 3.3.............................................................................Fees    37
          Section 3.3.1............................................................Commitment Fee    37
          Section 3.3.2.........................................Letter of Credit Face Amount Fees    38
          Section 3.3.3..............................................Letter of Credit Issuing Fee    38
          Section 3.3.4...........................................................Additional Fees    38

Article IV......................................................................LETTERS OF CREDIT    38
     Section 4.1................................................................Issuance Requests    38
     Section 4.2.........................................................Issuances and Extensions    39
     Section 4.3.........................................................................Expenses    40
     Section 4.4.....................................................Other Lenders' Participation    40

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     PAGE


     Section 4.5....................................................................Disbursements    41
     Section 4.6....................................................................Reimbursement    41
     Section 4.7.............................................................Deemed Disbursements    41
     Section 4.8..............................................Nature of Reimbursement Obligations    42
     Section 4.9.......................................................Increased Costs; Indemnity    43

Article V............................................CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS    44
     Section 5.1.................................................Eurodollar Rate Lending Unlawful    44
     Section 5.2.............................................................Deposits Unavailable    44
     Section 5.3........................................Increased Eurodollar Rate Loan Costs, etc    45
     Section 5.4...................................................................Funding Losses    45
     Section 5.5..........................................................Increased Capital Costs    46
     Section 5.6............................................................................Taxes    46
     Section 5.7......................................................Payments, Computations, etc    47
     Section 5.8..............................................................Sharing of Payments    48
     Section 5.9...........................................................................Setoff    49
     Section 5.10.................................................................Use of Proceeds    49
     Section 5.11........................................................................Recourse    49
     Section 5.12..........................................................Replacement of Lenders    49

Article VI................................................................CONDITIONS TO BORROWING    50
     Section 6.1......................................................Conditions to Effectiveness    50
          Section 6.1.1...................................................Resolutions; Incumbency    50
          Section 6.1.2.....................................Organization Documents; Good Standing    50
          Section 6.1.3.........................................................Delivery of Notes    51
          Section 6.1.4.......................................................Closing Certificate    51
          Section 6.1.5............................................................Note Agreement    51
          Section 6.1.6...................................................Intercreditor Agreement    51
          Section 6.1.7...................................................................Permits    51
          Section 6.1.8........................................................Opinion of Counsel    51
          Section 6.1.9..............................................Closing Fees; Expenses, etc.    52
          Section 6.1.10...................................................Compliance Certificate    52
          Section 6.1.11....................................................Insurance Certificate    52
          Section 6.1.12.....................................................Solvency Certificate    52
          Section 6.1.13.................................Payments under Existing Credit Agreement    52
          Section 6.1.14.................................Termination of Existing Credit Agreement    52
          Section 6.1.15.........................................................New Subsidiaries    52
          Section 6.1.16..........................................................Other Documents    53
     Section 6.2................................All Borrowings and Issuances of Letters of Credit    53
          Section 6.2.1..............................Compliance with Warranties; No Default, etc.    53
          Section 6.2.2.........................................................Borrowing Request    54
          Section 6.2.3...................................................Satisfactory Legal Form    54

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     PAGE


Article VII........................................................REPRESENTATIONS AND WARRANTIES    54
     Section 7.1...............................................................Organization, etc.    54
     Section 7.2............................................................Partnership Interests    55
     Section 7.3....................................................................Qualification    55
     Section 7.4.......................................Due Authorization; Non-Contravention; etc.    55
     Section 7.5..........................................Government Approvals; Regulations, etc.    56
     Section 7.6...................................................Business; Financial Statements    56
     Section 7.7.......................................................No Material Adverse Change    56
     Section 7.8............................................Litigation; Labor Controversies, etc.    56
     Section 7.9..........................................................Ownership of Properties    56
     Section 7.10...........................................................................Taxes    57
     Section 7.11.......................................................Pension and Welfare Plans    57
     Section 7.12........................................................Environmental Warranties    57
     Section 7.13.............................................................Regulations U and X    59
     Section 7.14.........................................................Accuracy of Information    59
     Section 7.15........................................................................Solvency    60
     Section 7.16..........................................Private Placement Debt Representations    60
     Section 7.17............................................................Compliance with Laws    60
     Section 7.18.......................................................................Year 2000    60

Article VIII............................................................................COVENANTS    60
     Section 8.1............................................................Affirmative Covenants    60
          Section 8.1.1.............................Financial Information, Reports, Notices, etc.    60
          Section 8.1.2................................................Compliance with Laws, etc.    63
          Section 8.1.3.................................................Maintenance of Properties    63
          Section 8.1.4.................................................................Insurance    63
          Section 8.1.5.........................................................Books and Records    63
          Section 8.1.6................................................................Inspection    63
          Section 8.1.7....................................................Environmental Covenant    64
          Section 8.1.8..........................................................Ranking/Security    64
          Section 8.1.9.........................................................Clean Down Period    64
          Section 8.1.10................................................................Year 2000    64
     Section 8.2...............................................................Negative Covenants    65
          Section 8.2.1.......................................................Business Activities    65
          Section 8.2.2..............................................................Indebtedness    65
          Section 8.2.3.....................................................................Liens    68
          Section 8.2.4.......................................................Financial Condition    69
          Section 8.2.5...............................................................Investments    69
          Section 8.2.6.................................................Restricted Payments, etc.    70

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     PAGE


          Section 8.2.7...............................................Consolidation, Merger, etc.    71
          Section 8.2.8..................................................Asset Dispositions, etc.    72
          Section 8.2.9........................................Modification of Certain Agreements    73
          Section 8.2.10.............................................Transactions with Affiliates    73
          Section 8.2.11...........................Negative Pledges, Restrictive Agreements, etc.    73
          Section 8.2.12...............................Limitation on Issuance of Subsidiary Stock    73
          Section 8.2.13.........................................................Operating Leases    74
          Section 8.2.14..................Designation of Restricted and Unrestricted Subsidiaries    74
          Section 8.2.15........................................................Organic Documents    75
          Section 8.2.16..................................Cornerstone Sales & Service Corporation    75

Article IX......................................................................EVENTS OF DEFAULT    76
     Section 9.1.....................................................Listing of Events of Default    76
          Section 9.1.1................................................Non-Payment of Obligations    76
          Section 9.1.2........................................................Breach of Warranty    76
          Section 9.1.3........................Non-Performance of Other Covenants and Obligations    76
          Section 9.1.4.............................................Default on Other Indebtedness    76
          Section 9.1.5.................................................................Judgments    76
          Section 9.1.6.............................................................Pension Plans    76
          Section 9.1.7.........................................................Change in Control    77
          Section 9.1.8..............................................Bankruptcy, Insolvency, etc.    77
          Section 9.1.9..............................................Impairment of Security, etc.    78
          Section 9.1.10.................................................................Split-Up    78
          Section 9.1.11.........................................................General Partners    78
     Section 9.2.............................................................Action if Bankruptcy    78
     Section 9.3.................................................Action if Other Event of Default    79

Article X...............................................................................THE AGENT    80
     Section 10.1...................................................Appointment and Authorization    80
     Section 10.2............................................................Delegation of Duties    80
     Section 10.3..............................................................Liability of Agent    80
     Section 10.4...............................................................Reliance by Agent    81
     Section 10.5...............................................................Notice of Default    81
     Section 10.6.................................................................Credit Decision    81
     Section 10.7........................................................Indemnification of Agent    82
     Section 10.8....................................................Agent in Individual Capacity    82
     Section 10.9.................................................................Successor Agent    82
     Section 10.10................................................................Withholding Tax    83
     Section 10.11.............................................................Collateral Matters    84

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     PAGE


Article XI...............................................................MISCELLANEOUS PROVISIONS    85
     Section 11.1.......................................................Waivers, Amendments, etc.    85
     Section 11.2.........................................................................Notices    86
     Section 11.3...................................................Payment of Costs and Expenses    86
     Section 11.4.................................................................Indemnification    86
     Section 11.5........................................................................Survival    87
     Section 11.6....................................................................Severability    87
     Section 11.7........................................................................Headings    88
     Section 11.8..................................Execution in Counterparts, Effectiveness, etc.    88
     Section 11.9.................................................Governing Law; Entire Agreement    88
     Section 11.10.........................................................Successors and Assigns    88
     Section 11.11....Sale and Transfer of Loans and Notes; Participations in its Loans and Notes    88
          Section 11.11.1.............................................................Assignments    88
          Section 11.11.2..........................................................Participations    89
     Section 11.12.............................................................Other Transactions    90
     Section 11.13....................................Forum Selection and Consent to Jurisdiction    90
     Section 11.14...........................................................Waiver of Jury Trial    91
     Section 11.15....................................................................Other Debt.    91

                           REFUNDING CREDIT AGREEMENT

         This REFUNDING CREDIT AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), dated as of November 20, 1998, among CORNERSTONE PROPANE, L.P., a Delaware limited partnership (the "BORROWER"), the various financial institutions as are or may become parties hereto (collectively, the "LENDERS"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BOFA"), as agent (the "AGENT") for the Lenders.

                               W I T N E S E T H:

         WHEREAS, the Borrower is engaged in the wholesale and retail sale, distribution, and storage of propane and natural gas and related petroleum derivative products, leasing propane storage tanks, related retail sales of supplies and equipment, including home appliances and other reasonably related businesses (the "PROPANE DISTRIBUTION BUSINESS").

         WHEREAS, the Borrower is a limited partnership owned by Cornerstone Propane Partners, L.P., a Delaware limited partnership (the "PUBLIC PARTNERSHIP"), Cornerstone Propane GP, Inc., a Delaware corporation (the "MANAGING GENERAL PARTNER") and SYN Inc., a Delaware corporation (the "SPECIAL GENERAL PARTNER" and collectively with the Public Partnership and the Managing General Partner, the "PARTNERS");

         WHEREAS, the Borrower, the Lenders and the Agent are parties to the Existing Credit Agreement (as defined below), pursuant to which the Lenders and certain other lenders have made revolving credit loans to the Borrower and have issued or participated in letters of credit for the account of the Borrower, in each case for working capital, acquisitions and general partnership purposes;

         WHEREAS, the Borrower has requested that (i) the outstanding Acquisition Loans and Working Capital Loans under the Existing Credit Agreement be refunded with Acquisition Loans and Working Capital Loans, respectively, under this Agreement, (ii) the Acquisition Loan Commitments and Working Capital Loan Commitments under the Existing Credit Agreement be replaced by Acquisition Loan Commitments and Working Capital Loan Commitments, respectively, under this Agreement, the proceeds of which are to be used by the Borrower solely for financing acquisitions and growth capital expenditures and for working capital and general partnership purposes, (iii) the Existing Credit Agreement be terminated in its entirety, and (iv) the Lenders make Acquisition Loans and Working Capital Loans to the Borrower under this Agreement;

         WHEREAS, the Lenders are willing, on the terms and subject to the conditions set forth in this Agreement, to agree to the Borrower's requests.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    Article I

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings:

         "ACQUISITION LOAN" is defined in SECTION 2.1.2.

         "ACQUISITION LOAN COMMITMENT" means, relative to any Lender, such Lender's obligation to make Loans pursuant to SECTION 2.1.2.

         "ACQUISITION LOAN COMMITMENT AMOUNT" means, on any date, $35,000,000 as such amount may be reduced from time to time pursuant to SECTION 2.2.

         "ACQUISITION LOAN CONVERSION DATE" means the earliest of

                  (a) November 30, 2001 (subject to extension as provided in SECTION 3.1.1);

                  (b) the date on which the Acquisition Loan Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2; and

                  (c) the date on which any Commitment Termination Event occurs.

         Upon the occurrence of any event described in CLAUSE (b) or (c), the Acquisition Loan Commitments shall terminate automatically and without any further action.

         "ACQUISITION NOTE" means a promissory note of the Borrower payable to the Agent, in the form of EXHIBIT B (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower resulting from outstanding Acquisition Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "ACQUISITION PERCENTAGE" means, relative to any Lender, the Acquisition Percentage set forth on Schedule II, as such percentage may be adjusted from time to time pursuant to Assignment and Acceptance Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to SECTION 11.11.1.

         "AFFILIATE" of any Person means as applied to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person, PROVIDED that, for purposes, of this definition, "control" as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether as a general partner or through the ownership of voting securities or by contract or otherwise. As applied to the Borrower and the Restricted

Subsidiaries, "Affiliate" includes without limitation the Managing General Partner and the Public Partnership.

         "AGENT" is defined in the PREAMBLE and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to
SECTION 10.9.

         "AGENT-RELATED PERSON" means BofA in its capacity as agent and any successor agent arising under SECTION 10.9, the Arranger and the Issuer hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "AGREEMENT" means, on any date, this Refunding Credit Agreement as originally in effect on the Refunding Effective Date and as thereafter from time to time amended, restated, supplemented or otherwise modified and in effect on such date.

         "ALTERNATE BASE RATE" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

                  (a) the rate of interest most recently announced by the Agent at its principal office as its reference rate for Dollar loans; and

                  (b) the Federal Funds Rate most recently determined by the Agent plus 1/2 of 1%.

         The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Reference Lender in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

         "APPLICABLE BASE RATE MARGIN" means, with respect to any Base Rate Loan, the then applicable per annum rate set forth in the Pricing Grid.

         "APPLICABLE EURODOLLAR RATE MARGIN" means, with respect to any Eurodollar Rate Loan or any Standby Letter of Credit, the then applicable per annum rate set forth in the Pricing Grid.

         "ARRANGER" means BancAmerica Robertson Stephens, in its capacity as arranger.

         "ASSET DISPOSITION" is defined in SECTION 8.2.8.

         "ASSIGNEE LENDER" is defined in Section 11.11.1.

         "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement substantially in the form of EXHIBIT F.

         "AUTHORIZED OFFICER" means, relative to any Obligor, those of its officers (or, in the case of the Borrower, those officers of the Managing General Partner) whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to
SECTION 6.1.1 or in a similar certificate delivered at any subsequent time during the term of this Agreement.

         "AVAILABLE CASH" shall mean with respect to any Fiscal Quarter of the Borrower, (a) the sum of (i) all cash and cash equivalents of the Partnership Group and the Public Partnership on hand at the end of such quarter and (ii) all additional cash and cash equivalents of the Partnership Group and the Public Partnership on hand on the date of determination of Available Cash with respect to such quarter obtained through available borrowings for working capital purposes made after the end of such quarter, LESS (b) (i) the amount of cash reserves necessary or appropriate in the reasonable discretion of the Managing General Partner to (A) provide for the proper conduct of the business of the Borrower and the Restricted Subsidiaries (including, without limitation, the reserves for future capital expenditures and for anticipated future credit needs of the Public Partnership and Partnership Group subsequent to such Fiscal Quarter or (B) provide funds for distributions under Sections 6.4 or 6.5 of the partnership agreement of the Public Partnership in respect of any one or more of next four Fiscal Quarters or (C) comply with applicable law or any loan agreement (including this Agreement), mortgage, security agreement, debt instrument or other agreement or obligation to which the Partnership Group or the Public Partnership is a party or by which it or its assets are subject (including the payment of principal, make whole amount or premium-amount, if applicable, and interest) in respect of the Private Placement Debt, the Obligations and the Parity Debt, (ii) all Dedicated Funds and (iii) all amounts which a Restricted Subsidiary is prohibited from dividending or distributing to the Borrower; PROVIDED that Available Cash shall exclude without duplication (x) in each Fiscal Quarter a reserve equal to at least 50% of the aggregate amount of all interest payments, in respect of all Indebtedness of the Borrower and the Restricted Subsidiaries upon which interest is due semiannually or less frequently to be made in the next Fiscal Quarter (assuming, in the case of Indebtedness incurred under the Obligations and other Indebtedness bearing interest at fluctuating interest rates which cannot be determined in advance, that the interest rate in effect on the last Business Day of the immediately preceding Fiscal Quarter will remain in effect until such Indebtedness is due to be paid), (y) with respect to Parity Debt, Private Placement Debt and the Obligations, in the third Fiscal Quarter immediately preceding each Fiscal Quarter in which any scheduled principal payment is due with respect of such Indebtedness (a "principal payment quarter"), a reserve equal to at least 25% of the aggregate amount of all principal to be paid in respect of such Indebtedness in such principal payment quarter; in the second Fiscal Quarter immediately preceding a principal payment quarter, a reserve equal to at least 50% of the aggregate amount of all principal to be paid in respect of such Indebtedness in such principal payment quarter; and in the Fiscal Quarter immediately preceding a principal payment quarter, a reserve equal to at least 75% of the aggregate amount of all principal to be paid in respect of such Indebtedness in such principal payment quarter, and (z) with respect to the Private Placement Debt, the Obligations and the Parity Debt of which principal is payable semiannually, in each Fiscal Quarter which immediately precedes a Fiscal Quarter in which principal is payable in respect of such Indebtedness a reserve equal to at least 50% of the aggregate amount of all principal to be paid in respect of such Indebtedness in the next Fiscal Quarter; PROVIDED FURTHER that the amount of such reserve specified in Clauses (y) and (z) of this definition for principal amounts to be paid shall be reduced by the aggregate principal amount of all binding, irrevocable letters of credit established to refinance such principal amounts.

         "BANKRUPTCY CODE" means Title 11 of the United States Code or any successor statute.

         "BANKRUPTCY LAW" is defined in SECTION 9.1.8.

         "BASE RATE LOAN" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "BOFA" is defined in the PREAMBLE.

         "BORROWER" is defined in the PREAMBLE.

         "BORROWING" means the Loans of the same type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with SECTION 2.3.

         "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT C.

         "BUSINESS DAY" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in San Francisco, California or New York, New York; and

                  (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

         "CAPITAL STOCK" means, with respect to any Person, any capital stock (including preferred stock), shares, units, interests, participations or other ownership interests (however designated, including without limitation such items as they may apply to a partnership, limited liability company or similar Person) of such Person and any rights, warrants or options to purchase any thereof.

         "CAPITALIZED LEASE LIABILITIES" means all monetary obligations of any Borrower or any Subsidiary under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "CHANGE IN CONTROL" means any of the following events or circumstances:

                           (i) the liquidation or dissolution of the Managing General Partner,

                           (ii) any merger or consolidation of the Managing General Partner with or into any Person, other than NOR or any of its Affiliates if the Managing General Partner is not the surviving entity thereof, or any sale, whether direct or indirect, of substantially all of the assets of the Managing General Partner to any person or group (as such term is used in Section 13(d) and 14(d) of the Exchange
         Act), other than NOR or any of its Affiliates,

                           (iii) any Person or group other than NOR or any of its Affiliates, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power in the aggregate then outstanding of all classes of stock of the Managing General Partner then outstanding normally entitled to vote in elections of directors,

                           (iv) during any period of 12 consecutive months after the Refunding Effective Date, individuals who at the beginning of such 12 month period (or persons nominated by such members of the Board of Directors of the Managing General Partner to succeed them) constitute the Board of Directors of the Managing General Partner cease, for any reason, to constitute a majority of the Board of Directors of the Managing General Partner then in office, or

                           (v) the Managing General Partner, NOR and its Affiliates shall cease to own directly or indirectly, in the aggregate, an amount of the general partners interest in the Borrower equal to at least 50% of the amount of the general partner interests in the Borrower owned collectively, by the General Partners on the date of Closing (as reduced to reflect the effect of the overallotment option granted to the underwriters by the Public Partnership pursuant to its underwriting agreement with such underwriters);

provided, that, subject to the foregoing, a transfer of a general partnership interest shall not constitute a Change of Control; and notwithstanding the foregoing, it shall not be a Change of Control as it relates to clause (ii),
(iii), (iv) or (v) above if the Chief Executive Officer and the Chief Financial Officer of the Borrower following any of the events described above in clause
(ii), (iii), (iv) or (v) retain the same positions with the same levels of authority as they previously had prior to such event.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COLLATERAL" is defined in SECTION 5.11.

         "COMMERCIAL LETTER OF CREDIT" is defined in SECTION 4.1.

         "COMMERCIAL LETTER OF CREDIT RISK PARTICIPATION PERCENTAGE" means, as of any date and based upon the Tier on such date, the percentage per annum (expressed in basis points) set forth below opposite such Tier:

----------------------- ------------------------------------------------- ----------------------------------
         Tier                             Total Funded                           Commercial Letter of
                                  Indebtedness to Consolidated                Credit Risk Participation
                                        Cash Flow Ratio                              Percentage
----------------------- ------------------------------------------------- ----------------------------------
          I                        LESS THAN OR EQUAL TO     3.25                          37.5
          II                       GREATER THAN              3.25                          50.0
                                   but LESS THAN OR EQUAL TO 3.75
         III                       GREATER THAN              3.75                          62.5
                                   but LESS THAN OR EQUAL TO 4.25
          IV                       GREATER THAN              4.25                          75.0
                                   but LESS THAN OR EQUAL TO 4.75
          V                        GREATER THAN              4.75                          87.5
                                   but LESS THAN OR EQUAL TO 5.00
          VI                       GREATER THAN              5.00                         100.0
----------------------- ------------------------------------------------- ----------------------------------



         "COMMITMENT" means, as the context may require, a Lender's Working Capital Loan Commitment or Acquisition Loan Commitment, or both.

         "COMMITMENT AMOUNT" means, as the context may require, either the Working Capital Loan Commitment Amount or the Acquisition Loan Commitment Amount.

         "COMMITMENT TERMINATION DATE EXTENSION REQUEST" means an extension request executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT H.

         "COMMITMENT TERMINATION EVENT" means

                  (a) the occurrence of any Default described in clauses (a),
(b) or with respect to the Borrower or the Managing General Partner, (e) of
SECTION 9.1.8; or

                  (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of the Loans to be due and payable pursuant to SECTION 9.3, or

                           (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "COMMODITY HEDGING AGREEMENT" means any agreement or arrangement designed solely to protect the Borrower against fluctuations in the price of propane or natural gas with respect to quantities of propane or natural gas that the Borrower reasonably expects to purchase from suppliers, sell to its customers or need for its inventory during the period covered by such agreement or arrangement.

         "CONSOLIDATED" or "CONSOLIDATED," when used with reference to any accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

         "CONSOLIDATED CASH FLOW" means, with respect to the Borrower and the Restricted Subsidiaries for any period, Consolidated Net Income for such period, plus (a) an amount equal to any extraordinary loss realized in connection with asset sales, to the extent such loss was deducted in computing Consolidated Net Income, minus (b) an amount equal to any extraordinary gain realized in connection with asset sales, to the extent such gain was added in computing Consolidated Net Income, plus (c) provision for taxes based on income or profits of the Borrower and the Restricted Subsidiaries for such period, to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus
(d) Consolidated Interest Expense for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (e) depreciation and amortization (including amortization of goodwill and other intangibles) of the Borrower and the Restricted Subsidiaries for such period, to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus (f) the Synthetic Lease Principal Component of the Borrower and the Restricted Subsidiaries for such period; in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

         Consolidated Cash Flow shall be calculated after giving effect, on a pro forma basis for the most recently ended four consecutive Fiscal Quarters, to, without duplication, any asset sales or asset acquisitions (including, without limitation, any asset acquisition giving rise to the need to make such calculation as a result of the Borrower or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the asset acquisition) incurring, assuming or otherwise being liable for acquired debt) occurring during the period commencing on the first day of such period to and including the date of determination (the "REFERENCE PERIOD"), as if such asset sale or asset acquisition occurred on the first day of the Reference Period; provided, that Consolidated Cash Flow generated by an acquired business or asset shall be determined on the basis of, without duplication, (a) the actual gross profit (revenues minus cost of goods sold) of the acquired business or asset during the immediately preceding four full Fiscal Quarters) MINUS (b) the pro forma expenses that would have been incurred by the Borrower or such Restricted Subsidiary in the operation of such acquired business or asset during such period computed on the basis of personnel expenses for employees retained or to be retained by the Borrower or such Restricted Subsidiary in the operation of such acquired business or asset and non-personnel costs and expenses incurred by the Borrower or the Managing General Partner in the operation of its business at similarly situated facilities. Notwithstanding the foregoing, if the Borrower acquires Propane Continental, Inc., then for the first four consecutive Fiscal Quarters following the date of such acquisition, the calculation of

Consolidated Cash Flow generated by Propane Continental, Inc. shall be adjusted for weather normalization by a heating degree day adjustment in an amount up to but not exceeding $1,800,000, done in a manner consistent with industry standards, which heating degree day adjustment seeks to eliminate the effects of warmer or colder than average weather from the financial results of Propane Continental, Inc.

         "CONSOLIDATED CASH FLOW COVERAGE OF DEBT SERVICE" means, as of the date of determination, the pro forma Consolidated Cash Flow for the period of four Fiscal Quarters then ending divided by Consolidated Pro Forma Debt Service for the four consecutive Fiscal Quarters next succeeding such date of determination.

         "CONSOLIDATED CASH FLOW COVERAGE OF MAXIMUM DEBT SERVICE" means, as of the date of determination, the pro forma Consolidated Cash Flow for such period of four Fiscal Quarters then ending divided by the Maximum Consolidated Pro Forma Debt Service.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate consolidated interest expense of the Borrower and the Restricted Subsidiaries determined in accordance with GAAP but including, without duplication, (a) all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances for such period, (b) net costs under Interest Rate Agreements for such period, (c) the Synthetic Lease Interest Component of the Borrower and the Restricted Subsidiaries for such period, (d) the portion of any Capitalized Lease Liabilities allocable to consolidated interest expense for such period and (e) the product of (1) the amount of all dividends (whether in cash or otherwise (except dividends payable solely in shares of Qualified Capital Stock)) on all Disqualified Stock of such Person and its Subsidiaries, times (2) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

         "CONSOLIDATED NET INCOME" with reference to any period, the net income (or deficit) of the Borrower and the Restricted Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions, PROVIDED that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or a Restricted Subsidiary, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Restricted Subsidiary in the form of dividends, or similar distributions, (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (e) any aggregate net after tax gain or net after tax loss during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets, and all securities), (f) any write-up of any asset, (g) any net gain from the collection of the proceeds of life insurance polices, (h) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any Restricted Subsidiary, (i) any after tax gain or loss during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments, (j) any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary, and (k) in the case of a successor to the Borrower by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

         "CONSOLIDATED NET WORTH" means, at any time of determination:

                  (a) the total assets of the Borrower and the Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such time, prepared in accordance with GAAP, MINUS

                  (b) the total liabilities of the Borrower and the Restricted Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries as such time, prepared in accordance with GAAP.

         "CONSOLIDATED PRO FORMA DEBT SERVICE" means, as of any date of determination, the total amount payable by the Borrower and the Restricted Subsidiaries on a consolidated basis, during the four consecutive calendar quarters next succeeding the date of determination, in respect of scheduled principal payments and all cash interest charges with respect to Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date of determination, after giving effect to any Indebtedness proposed to be incurred on such date (the "INCURRENCE DATE") and to any Indebtedness proposed to be repaid from funds of such newly incurred Indebtedness (x) within 30 days of the Incurrence Date, or (y) within the twelve months following such Incurrence Date as to which funds for such payments have been within 30 days of the Incurrence Date irrevocably placed in escrow with the Trustee with irrevocable instructions to the Trustee to make such repayments (such funds pursuant to clauses (x) and
(y) collectively, the "DEDICATED FUNDS") and (a) including actual payments under Capital Lease Liabilities, (b) assuming, in the case of Indebtedness (other than the Obligations) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (c) assuming in the case of the Obligations, that
(1) the interest payments payable during such four consecutive calendar quarters next succeeding the date of determination will equal the actual interest payments associated with the Obligations during the most recent four Fiscal Quarters, (2) except for the twelve-month period immediately prior to the termination of final maturity thereof (unless extended, renewed or refinanced), no principal payments will be made on the Working Capital Loans and (3) principal payments relating to the Acquisition Loans will (unless the Acquisition Loan Conversion Date shall have already occurred), become due based on the assumption that the Acquisition Loan Conversion Date shall occur on November
                                       10

30, 2001, (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Obligations) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended and (e) including any other designated repayments of Indebtedness due within twelve months from such date of determination.

         "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

         "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT E.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "CORNERSTONE HOLDING" means Cornerstone Holding Corp., a Delaware corporation.

         "CORNERSTONE SALES & SERVICE CORPORATION" means Cornerstone Sales & Service Corporation, a Delaware corporation.

         "COVERAGE TEST" means, for any period, the pro forma ratio of Consolidated Cash Flow to Consolidated Interest Expense for such period.

         "DEBT" means all Indebtedness of the type described in CLAUSES (a),
(b), and (c) of the definition of Indebtedness and all Indebtedness of the type described in CLAUSE (i) of such definition in respect of Indebtedness described in CLAUSES (a), (b), and (c) of such definition.

         "DEDICATED FUNDS" is defined in the definition of "Consolidated Pro Forma Debt Service."

         "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "DEFAULT RATE" is defined in SECTION 3.2.2.

         "DISBURSEMENT DATE" is defined in SECTION 4.5.

         "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

         "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the stated maturity of such Capital Stock.

         "DOLLAR" and the sign "$" mean lawful money of the United States.

         "ENVIRONMENTAL CLAIM" means any written or oral notice, claim, demand or other communication (collectively, a "claim") for investigatory costs, cleanup, costs, Government Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Material at any location, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Government Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "ENVIRONMENTAL LAW" means any law, regulation, statute, ordinance, code, rule, regulation, order or guideline (including consent decrees or administrative orders) relating to human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the presence, existence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "EUROCURRENCY RESERVE PERCENTAGE" is defined in SECTION 3.2.1.

         "EURODOLLAR OFFICE" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Assignment and Acceptance Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Eurodollar Offices for purposes of making, maintaining or continuing, as the case may be, Base Rate Loans and Eurodollar Rate Loans.

         "EURODOLLAR RATE" is defined in SECTION 3.2.1.

         "EURODOLLAR RATE LOAN" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

         "EURODOLLAR RATE (RESERVE ADJUSTED)" is defined in SECTION 3.2.1.

         "EVENT OF DEFAULT" is defined in SECTION 9.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXISTING CREDIT AGREEMENT" means the Credit Agreement, dated as of December 11, 1996, as amended prior to the Refunding Effective Date, among the Borrower, the General Partner, the several financial institutions from time to time party thereto, Bank of America National Trust and Savings Association, as Agent.

         "EXISTING LENDERS" means, collectively, the financial institutions from time to time party to the Existing Credit Agreement.

         "EXISTING LETTERS OF CREDIT" means the letters of credit issued and outstanding on the Refunding Effective Date which are described in Schedule III.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

         "FINANCIAL STATEMENT DELIVERY DATE" means the earlier of each date on which the Borrower delivers, or is required to deliver, financial statements pursuant to SECTION 8.1.1(a) or SECTION 8.1.1(b), as the case may be.

         "FISCAL QUARTER" means any quarter of a Fiscal Year.

         "FISCAL YEAR" means any period of twelve consecutive calendar months ending on June 30; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1998 FISCAL YEAR") refer to the Fiscal Year ending on the June 30 occurring during such calendar year.

         "FLAME" means Flame, Inc, an Arizona corporation.

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in SECTION 1.4.

         "GENERAL COLLATERAL" is defined in SECTION 5.11.

         "GENERAL PARTNERS" means the Managing General Partner and the Special General Partner.

         "GOVERNMENT AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether federal, state, county, district, city or other political subdivision, foreign or otherwise and whether now or hereafter in existence, or any officer or official of any thereof.

         "GUARANTY" means a Guaranty of the Restricted Subsidiaries, substantially in the form of EXHIBIT L.

         "HAZARDOUS MATERIAL" means

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                  (c) any "pollutant" pursuant to the Clean Water Act, as amended;

                  (d) any petroleum product or related compound;

                  (e) any polychlorinated biphenyls or asbestos;

                  (f) any radioactive material or substance; or

                  (g) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, substance or waste within the meaning of any other applicable federal, state or local law, regulation, statute; ordinance, order or requirement (including consent decrees and administrative orders issued to any Borrower or Subsidiary) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "INCURRENCE DATE" is defined in the definition of "Consolidated Pro Forma Debt Service."

         "INDEBTEDNESS" of any Person means, without duplication:

                  (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed;

                  (b) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether, by purchase, consolidation, merger or otherwise;

                  (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

                  (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

                  (e)               all Capitalized Lease Liabilities;

                  (f) any indebtedness, whether or not for borrowed money, secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, PROVIDED that the amount of such Indebtedness if not so assumed shall in no event be deemed to be greater than the fair market value from time to time (as determined in good faith, by such Person) of the property subject to such Lien;

                  (g) all Capital Stock of such Person redeemable at the option of the holder prior to the final maturity of the Private Placement Debt, valued at the greater of its voluntary or involuntary maximum fixed repurchase price or any mandatory redemption payment obligations in respect thereon plus, in either case, accrued dividends thereon;

                  (h) any preferred stock of any Restricted Subsidiary of such Person redeemable at the option of the holder prior to the final maturity of the Private Placement Debt, valued at the sum of the liquidation preference thereof or any mandatory redemption payment obligations in respect thereof plus, in either case, accrued dividends thereon;

                  (i) all liabilities of such Person in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (j) any indebtedness of the character referred to in clause
(a) through (i) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable; and

                  (k) any indebtedness of any other Person of the character referred to in clause (a) through (j) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Contingent Liability.

         Notwithstanding the foregoing, in determining the Indebtedness of the Borrower and the Restricted Subsidiaries, there shall be excluded all undrawn letters of credit (not yet due and payable), trade accounts payable, accrued interest and other accrued expenses and customer credit balances arising in the ordinary course of business on ordinary terms.

         "INDEMNIFIED LIABILITIES" is defined in SECTION 11.4.

         "INDEMNIFIED PARTIES" is defined in SECTION 11.4.

         "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of a Person's creditors generally or any substantial portion of a Person's creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "INTERCREDITOR AGREEMENT" means that certain Intercreditor and Trust Agreement, dated as of December 11, 1996, among the Borrower and the Restricted Subsidiaries, as Obligors, U.S. Trust Company of Texas, N.A., as Trustee, the Note Purchasers named therein, as Note Holders, the Banks named therein, as Bank Lenders, and the Agent, in its capacity as Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

         "INTEREST PERIODS" means, relative to any Eurodollar Rate Loans, the period beginning on (and including) the date on which such Eurodollar Rate Loan is made or continued as, or converted into, a Eurodollar Rate Loan pursuant to
SECTION 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month as no numerically corresponding day, on the last Business Day of such month) or any shorter period if available to all the Lenders, in each case as the Borrower may select in its relevant notice pursuant to SECTION 2.3 or 2.4; PROVIDED, HOWEVER, that

                  (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates;

                  (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                  (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applied to Eurodollar Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (d) no Interest Period may end later than the date set forth in clause (a) of the definition "Working Capital Loan Commitment Termination Date", in the case of Interest Periods for Working Capital Loans, or in the case of Interest Periods for Acquisition Loans any date on which a principal payment is due if it would be necessary to repay Acquisition Loans before the end of the Interest Period applicable thereto.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or arrangement designed solely to protect the Borrower against fluctuations in interest rates on Indebtedness outstanding under the Working Capital Loan Commitments or the Acquisition Loan Commitments to the extent that such agreement is entered into with, or such arrangement is provided by, a Lender or an Affiliate of a Lender.

         "INVESTMENT" means, relative to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including, without limitation, any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest. For the purposes of SECTION 8.2.5, the amount involved in Investments made during any period shall be the aggregate cost to the Borrower of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investment (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investment or as loans from any Person in whom such Investment has been made).

         "ISSUANCE REQUEST" means a request and certificate duly executed by an Authorized Officer of the Borrower, in substantially the form of EXHIBIT D (with such changes thereto as may be agreed upon from time to time by the Agent and the Borrower).

         "ISSUER" means BofA, in its capacity as issuer of one or more Letters of Credit, or any successor issuer thereto as may be reasonably agreed upon by the Agent, the Required Lenders and the Borrower.

         "LENDERS" is defined in the PREAMBLE.

         "LETTER OF CREDIT" means, as the context may require, a Commercial Letter of Credit or a Standby Letter of Credit, or both.

         "LETTER OF CREDIT AVAILABILITY" means, at any time, the lesser of

                  (a) the excess of

                           (i) $20,000,000

         OVER

                           (ii) the then Letter of Credit Outstandings,

         OR

                  (b) the Working Capital Loan Commitment Amount at such time.

         "LETTER OF CREDIT OUTSTANDINGS" means, at any time, an amount equal to the sum of:

                  (c) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise),

         PLUS

                  (d) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "LIEN" shall mean as to any Person, any mortgage, lien (statutory or otherwise), pledge, reservation, right of entry, encroachment, easement, right of way, restrictive covenant, license, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement with respect to any of the foregoing which names such Person as debtor, the signing of any security agreement with respect to any of the foregoing authorizing any other party as the secured party thereunder to file any financing statement or any other agreement to give or grant any of the foregoing. For the purposes of this Agreement, a Person shall be deemed to be the owner of any asset which it has placed in trust for the benefit of the holders of Indebtedness of such Person and such trust shall be deemed to be a Lien if such Person remains legally liable therefor, notwithstanding that such Indebtedness is or may be deemed to be extinguished under GAAP.

         "LOAN" means, as the context may require, a Working Capital Loan, an Acquisition Loan or a Swing Loan.

         "LOAN COMMITMENT TERMINATION DATE" means, as the context may require, either the Working Capital Loan Commitment Termination Date or the Acquisition Loan Conversion Date.

         "LOAN DOCUMENT" means this Agreement, the Notes, the Security Agreement, the Intercreditor Agreement, the Guaranty and any pledge agreement, security agreement, guaranty, or mortgage delivered to the Agent pursuant to this Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "MANAGING GENERAL PARTNER" is defined in the recitals and shall include any successor thereto.

         "MAXIMUM CONSOLIDATED PRO FORMA DEBT SERVICE" means as of any date of determination, the highest total amount payable by the Borrower and the Restricted Subsidiaries on a consolidated basis, during any period of four consecutive Fiscal Quarters, commencing with the Fiscal Quarter in which such date of determination occurs and ending on the maturity date of the Private Placement Debt, in respect of scheduled principal payments and all cash interest charges with respect to all Indebtedness of the Borrower and the Restricted Subsidiaries outstanding or to be outstanding as a result of the transactions occurring on such date of determination, after giving effect to any Indebtedness to be incurred on the Incurrence Date and to any Indebtedness proposed to be repaid from Dedicated Funds and (a) including actual payments under Capital Lease Liabilities, (b) assuming, in the case of Indebtedness (other than the Obligations) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (c) assuming in the case of the Obligations, that (1) the interest payments payable during such four consecutive Fiscal Quarters will equal the actual interest payments associated with the Obligations during the most recent four Fiscal Quarters,
(2) except for the twelve-month period immediately prior to the termination or final maturity thereof (unless extended, renewed or refinanced) no principal payments will be made on the Working Capital Loans and (3) principal payments relating to the Loans will (unless the Acquisition Loan Conversion Date shall have already occurred) become due based on the assumption that the Acquisition Loan Conversion Date shall occur on November 30, 2001, (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Obligations) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction of similar amortization provision), without regard to any provision permitting such maturity date to be extended and (e) including any other designated repayments of Indebtedness.

         "MINIMUM QUARTERLY DISTRIBUTION" shall have the meaning given to it in the Partnership Agreement.

         "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in
Section 4001(a) (3) of ERISA.

         "NGC" means Northwestern Growth Corporation, a South Dakota corporation and a wholly owned subsidiary of NOR.

         "NEW LENDER" is defined in SECTION 2.8.

         "NOR" means Northwestern Corporation, a Delaware company.

         "NOTE" means, as the context may require, either a Working Capital Note or an Acquisition Note, or both.

         "NOTE AGREEMENT" means, collectively, the several substantially identical note agreements dated as of December 11, 1996 pursuant to which the Private Placement Debt was issued.

         "OBLIGATIONS" means the obligations of the Borrower to the Agent and the Lenders under this Agreement, the Notes and each other Loan Document.

         "OBLIGOR" means the Borrower or any other Person (other than the Agent, the Arranger or any Lender) obligated under any Loan Document.

         "ORGANIC DOCUMENT" means, relative to any Obligor, its partnership agreement, certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Capital Stock or other equity interests.

         "PARITY DEBT" means the obligations of the Borrower described in clauses (c), (d), (h), and (l) of, and subsection (i) of the last paragraph of, SECTION 8.2.2 which is secured and will rank pari passu with the Obligations hereunder.

         "PARTICIPANT" is defined in SECTION 11.11.2.

         "PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of the Borrower as in effect on the Refunding Effective Date and as the same may be from time to time amended, supplemented or otherwise modified subject to SECTION 8.2.15.

         "PARTNERSHIP GROUP" means the Borrower and the Restricted
Subsidiaries.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PENSION PLAN" means a "pension plan", as such term is defined in section 3 (2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a) (3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "PERCENTAGE" means the Working Capital Percentage or the Acquisition Percentage, as applicable, or both.

         "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PLAN" means any Pension Plan or Welfare Plan.

         "PRICING GRID" means the pricing grid (the last three columns being a percentage per annum, expressed in basis points) as follows:


Tier              Total Funded                 Applicable         Commitment         Applicable
          Indebtedness to Consolidated         Eurodollar             Fee         Base Rate Margin
                 Cash Flow Ratio              Rate Margin
--------------------------------------------------------------------------------------------------
 I        LESS THAN OR EQUAL TO 3.25                75.0            25.0                 0.0

 II              GREATER THAN 3.25                 100.0            30.0                 0.0
          but LESS THAN OR EQUAL TO 3.75
III              GREATER THAN 3.75                 125.0            35.0                25.0
          but LESS THAN OR EQUAL TO 4.25

 IV              GREATER THAN 4.25                 150.0            37.5                50.0
          but LESS THAN OR EQUAL TO 4.75

 V               GREATER THAN 4.75                 175.0            37.5                75.0
          but LESS THAN OR EQUAL TO 5.00

 VI              GREATER THAN 5.00                 200.0            50.0               100.0


         The applicable Tier on the Pricing Grid shall be established on each Financial Statement Delivery Date and shall be applicable until the next Financial Statement Delivery Date; PROVIDED, that for the period from the Refunding Effective Date to the Financial Statement Delivery Date for the Fiscal Quarter ending September 30, 1998 the applicable level shall be Tier V; and provided further that if the financial statements required to be delivered pursuant to SECTION 8.1.1(a) or SECTION 8.1.1(b) shall not be delivered when due, the applicable level shall be Tier VI from the due date until the date so delivered.

         "PRIVATE PLACEMENT DEBT" means the $220,000,000 7.53% Senior Secured Notes due December 30, 2010, issued by the Managing General Partner, the Borrower and the Special General Partner pursuant to the Note Agreement.

         "PROPANE DISTRIBUTION BUSINESS" is defined in the recitals hereto.

         "PUBLIC PARTNERSHIP" is defined in the recitals hereto.

         "QUALIFIED CAPITAL STOCK" means Capital Stock not constituting Disqualified Stock.

         "QUARTERLY PAYMENT DATE" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

         "REFERENCE LENDER" shall mean BofA, so long as BofA is the Agent, or the Lender serving for the time being as a successor Agent to BofA pursuant to SECTION 10.9.

         "REFUNDING EFFECTIVE DATE" means the date on which all conditions precedent set forth in SECTION 6.1, SECTION 6.2 and SECTION 11.8 are satisfied or waived by all Lenders, which date shall occur on or before November 20, 1998 or such later date upon which the Borrower and the Lenders shall mutually agree.

         "REGULATORY CHANGE" means, relative to the Agent or any Lender, any change after the date hereof in any (or the adoption after the date hereof of any new):

                  (a) United States Federal or state law or foreign law applicable to the Agent or such Lender; or

                  (b) regulation, interpretation, directive, or request (whether or not having the force of law) applicable to such Agent or such Lender or any court or government authority charged with the interpretation or administration of any law referred to in the immediately preceding CLAUSE
(a) or of any fiscal, monetary, or other authority having jurisdiction over the Agent or such Lender.

         "REIMBURSEMENT OBLIGATIONS" is defined in SECTION 4.6.

         "RELEASE" means a "release", as such term is defined in CERCLA.

         "REQUIRED LENDERS" means, except as otherwise provided in the Intercreditor Agreement, Lenders holding in excess of 50% of the Commitments (or, if the Commitments are terminated, Lenders having in excess of 50% of the aggregate outstanding Obligations).

         "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

         "RESPONSIBLE OFFICER" means with respect to any Person, the President, any Vice President, the Chief Financial Officer, the Treasurer and the Secretary of such Person and any other officer of such Person who is responsible for compliance with or performance of any obligation under this Agreement with respect to the Borrower, any such officer of the Managing General Partner of the Borrower and, in any case, any employee of the Borrower performing any of the above functions.

         "RESTRICTED PAYMENT" means any payment or other distribution in respect of any partnership interest in the Borrower, except a distribution payable solely in additional partnership interests in the Borrower, and any payment, by the Borrower or a Restricted Subsidiary on account of the redemption, retirement, purchase or other acquisition of any partnership interest in the Borrower.

         "RESTRICTED SUBSIDIARY" means any wholly owned direct or indirect Subsidiary of the Borrower organized under the laws of the United States or any state thereof or the District of Columbia, none of the Capital Stock or ownership interests of which is owned by Unrestricted Subsidiaries and substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within the United States and is designated as a Restricted Subsidiary or which shall be designated as a Restricted Subsidiary by the Managing General Partner at a subsequent date; PROVIDED, HOWEVER, that (a) to the extent a newly formed or acquired Subsidiary meeting the foregoing requirements is not declared either a Restricted Subsidiary or an Unrestricted Subsidiary within 90 days of its formation or acquisition, such Subsidiary shall be deemed a Restricted Subsidiary and (b) a Restricted Subsidiary may be designated as an Unrestricted Subsidiary in accordance with the provisions of SECTION 8.2.14.

         "SECURITY AGREEMENT" means the Security Agreement, dated as of December 11, 1996, as amended, supplemented, restated or otherwise modified from time to time.

         "SECURITY DOCUMENTS" means any of the documents securing the Notes.

         "SPECIAL GENERAL PARTNER" is defined in the recitals and shall include any successor thereto.

         "STANDBY LETTER OF CREDIT" is defined in SECTION 4.1.

         "STATED AMOUNT" of each Letter of Credit means the "Stated Amount" as defined therein.

         "STATED EXPIRY DATE" is defined in SECTION 4.1.

         "STATED MATURITY DATE" means, with respect to the Working Capital Loans, Swing Loans and Letters of Credit, November 30, 2001 subject to extension as provided in SECTION 3.1.1 and, with respect to the Acquisition Loans, November 30, 2003 subject to extension as provided in SECTION 3.1.1.

         "SUBSIDIARY" means with respect to any Person, any corporation, limited liability company, business trust, association, partnership, joint venture or other business entity at least a majority (by number of votes) of the stock of any class or classes (or equivalent interest) of which is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of the majority of the directors (or Persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of the happening of a contingency. Unless the context otherwise requires, any reference to a Subsidiary shall mean a Subsidiary of the Borrower.

         "SWING LINE" is defined in SECTION 2.7.

         "SWING LINE LENDER" is defined in SECTION 2.7.

         "SWING LOAN" is defined in SECTION 2.7.

         "SWING LOAN REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the Borrower on behalf of the Borrower and substantially in the form of EXHIBIT K.

         "SYNTHETIC LEASE" means each arrangement, however described, under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a capital lease and accounts for its interest in the property covered thereby for Federal income tax purposes as the owner.

         "SYNTHETIC LEASE INTEREST COMPONENT" means, with respect to any Person for any period, the portion of rent paid or payable (without duplication) for such period under Synthetic Leases of such Person that would be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13 if such Synthetic Leases were treated as capital leases under GAAP.

         "SYNTHETIC LEASE OBLIGATION" means, as to any Person with respect to any Synthetic Lease at any time of determination, the amount of the liability of such Person in respect of such Synthetic Lease that would (if such lease was required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP) be required to be capitalized on the balance sheet of such Person at such time.

         "SYNTHETIC LEASE PRINCIPAL COMPONENT" means, with respect to any Person for any period, the portion of rent (exclusive of the Synthetic Lease Interest Component) paid or payable (without duplication) for such period under Synthetic Leases of such Person that was deducted in calculating Consolidated Net Income of such Person for such period.

         "TAXES" is defined in SECTION 5.6.

         "TOTAL FUNDED INDEBTEDNESS TO CONSOLIDATED CASH FLOW RATIO" means, as at any Fiscal Quarter end for the period then ending, the ratio of (a) (1) consolidated Debt of the Borrower and the Restricted Subsidiaries PLUS (2) all Capitalized Lease Liabilities of the Borrower and the Restricted Subsidiaries PLUS (3) all Synthetic Lease Obligations of the Borrower and the Restricted Subsidiaries to (b) Consolidated Cash Flow.

         "TRUSTEE" means U.S. Trust Company of Texas, N.A. or any permitted successor under the Intercreditor Agreement.

         "TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Eurodollar Rate Loan.

         "UNITED STATES" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Borrower other than a Restricted Subsidiary.

         "WELFARE PLAN" means a "WELFARE PLAN", as such term is defined in section 3(1) of ERISA.

         "WORKING CAPITAL LENDER" means a Lender with a Working Capital Loan Commitment or with outstanding Working Capital Loans.

         "WORKING CAPITAL LOAN" is defined in SECTION 2.1.1.

         "WORKING CAPITAL LOAN COMMITMENT" means, relative to any Lender, such Lender's obligation to make Working Capital Loans pursuant to SECTION 2.1.1.

         "WORKING CAPITAL LOAN COMMITMENT AMOUNT" means, on any date, $75,000,000, as such amount may be reduced from time to time pursuant to
SECTION 2.2 and may be increased from time to time pursuant to SECTION 2.8.

         "WORKING CAPITAL LOAN COMMITMENT TERMINATION DATE" means the earliest of

                  (a) November 30, 2001, subject to extension as provided in
SECTION 3.1.1;

                  (b) the date on which the Working Capital Loan Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2; and

                  (c) the date on which any Commitment Termination Event occurs.

         Upon the occurrence of any event described above, the Working Capital Loan Commitments shall terminate automatically and without any further action.

         "WORKING CAPITAL NOTE" means a promissory note of the Borrower payable to the Agent, in the form of EXHIBIT A (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing, the aggregate Indebtedness of the Borrower resulting from outstanding Working Capital Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "WORKING CAPITAL PERCENTAGE" means, relative to any Lender, the Working Capital Percentage set forth on SCHEDULE II, as such percentage may be adjusted from time to time pursuant to Assignment and Acceptance Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to SECTION 11.11.1.

         "YEAR 2000 COMPLIANT" shall mean that neither performance nor functionality of any of the Borrower's or its Subsidiaries' computer hardware or software is materially affected by dates prior to, on, or after December 31, 1999. In particular: (a) no value for any current date will cause any material interruption in operation; (b) date based functionality must behave consistently for dates prior to, on and after December 31, 1999 in all material respects; and (c) Year 2000 must be recognized as a leap year.

         "YEAR 2000 PROBLEM" means the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving any date prior to, on or after December 31, 1999 (including the fact that the Year 2000 is a leap year).

         Section 1.2 USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request,

Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         Section 1.3 OTHER INTERPRETIVE PROVISIONS.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) ERROR! BOOKMARK NOT DEFINED. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                      ERROR! BOOKMARK NOT DEFINED. The term "including" is not limiting and means "including without limitation."

                      ERROR! BOOKMARK NOT DEFINED. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) Unless otherwise expressly provided herein, financial calculations applicable to the Borrower shall be made on a consolidated basis.

         Section 1.4 ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under SECTION 8.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles in effect in the United States of America from time to time ("GAAP"). Notwithstanding the foregoing, if the Borrower, the Required Lenders or the Agent determines that a change in GAAP from that in effect on the date hereof, has altered the treatment of certain financial data to its detriment under this Agreement, such party may seek of the others a renegotiations of any financial covenant affected thereby. If the Borrower, the Required Lenders and Agent cannot agree on renegotiated covenants, then, for the purposes of this Agreement, GAAP will refer to generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

                                 ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

         Section 2.1 COMMITMENTS. On the terms and subject to the conditions of this Agreement (including ARTICLE IV), each Lender severally agrees to make Loans pursuant to the Commitments described in this SECTION 2.1.

                  Section 2.1.1 WORKING CAPITAL LOAN COMMITMENT. On the terms and subject to the conditions of this Agreement, from time to time on any Business Day occurring prior to the Working Capital Loan Commitment Termination Date, each Lender will make Loans (relative to such Lender, its "WORKING CAPITAL LOANS") to the Borrower equal to such Lender's Working Capital Percentage of the aggregate amount of the Borrowing of Working Capital Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this SECTION 2.1.1 is herein referred to as its "WORKING CAPITAL LOAN COMMITMENT". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Working Capital Loans. On the Refunding Effective Date, (a) all Existing Letters of Credit shall be Letters of Credit hereunder and shall constitute usage of the Working Capital Loan Commitment under this Agreement and each Lender hereby agrees to participate in such Letters of Credit in accordance with SECTION 4.4 hereof and (b) the Agent and the Issuer shall inform the Existing Lenders that the obligations of the Existing Lenders to participate in the Existing Letters of Credit under the Existing Credit Agreement have been terminated.

                  Section 2.1.2 ACQUISITION LOAN COMMITMENT. On the terms and subject to the conditions of this Agreement, from time to time on any Business Day occurring prior to the Acquisition Loan Conversion Date, each Lender will make Loans (relative to such Lender, its "ACQUISITION LOANS") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Acquisition Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this SECTION 2.1.2 is herein referred to as its "ACQUISITION LOAN COMMITMENT". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Acquisition Loans at any time prior to the Acquisition Loan Conversion Date.

                  Section 2.1.3 LENDERS NOT PERMITTED OR REQUIRED TO MAKE LOANS. No Lender shall be permitted or required to

                  (a) make any Working Capital Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Working Capital Loans of all Lenders, together with all Letters of Credit Outstandings and the aggregate outstanding amount of all Swing Loans, would exceed the Working Capital Loan Commitment Amount, or

                  (b) make any Acquisition Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Acquisition Loans of all Lenders would exceed the Acquisition Loan Commitment Amount, or

                  (c) issue (in the case of the Issuer) or participate in (in the case of each Lender other than the Lender that is the Issuer) any Letter of Credit if, after giving effect thereto all Letter of Credit Outstandings and all Swing Loans together with the aggregate outstanding principal amount of all Working Capital Loans of all Lenders would exceed the Working Capital Loan Commitment Amount.

         Section 2.2 REDUCTION OF COMMITMENT AMOUNTS. The Commitment Amounts are subject to reduction from time to time pursuant to this SECTION 2.2.

                  Section 2.2.1 OPTIONAL. The Borrower may, from time to time on any Business Day occurring after the Refunding Effective Date, voluntarily reduce the unused amount of either Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Agent and be permanent, and any partial reduction of either Commitment Amount shall be in an integral multiple of $1,000,000.

                  Section 2.2.2 MANDATORY. The applicable Commitment Amount shall be reduced by an amount equal to any amount required as a mandatory prepayment of the Working Capital Loans or Acquisition Loans as applicable pursuant to SECTION 3.1 (whether or not any loans shall then be outstanding under the applicable Loan).

         Section 2.3 BORROWING PROCEDURE. By delivering a Borrowing Request to the Agent on or before 11:00 a.m., San Francisco time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than three nor more than five Business Days' notice in the case of Eurodollar Rate Loans, and on not less than one nor more than five Business Days' notice in the case of Base Rate Loans, that a Borrowing be made in a minimum amount of $3,000,000 in the case of Eurodollar Rate Loans, and in a minimum amount of $1,000,000 in the case of Base Rate Loans, and in both instances in an integral multiple of $100,000, or in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. Each Borrowing Request must be signed by an Authorized Officer of the Borrower. On or before 12:00 noon, San Francisco time, on such Business Day each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent

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

funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts specified in the applicable Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan. Swing Loans shall not be subject to this SECTION 2.3.

         Section 2.4 CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Agent on or before 11:00 a.m., San Francisco time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in a minimum amount of $3,000,000, in the case of Eurodollar Rate Loans, and in a minimum amount of $1,000,000 in the case of Base Rate Loans, and in both instances an integral multiple of $100,000, of any Loans be, in the case of Base Rate Loans, converted into Eurodollar Rate Loans or, in the case of Eurodollar Rate Loans, be converted into a Base Rate Loan or a Eurodollar Rate Loan or continued as a Eurodollar Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); PROVIDED, HOWEVER, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and
(ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Eurodollar Rate Loans when any Default or Event of Default has occurred and is continuing. Each Continuation/Conversion Notice must be signed by an Authorized Officer of the Borrower.

         Section 2.5 FUNDING. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Rate Loan; PROVIDED, HOWEVER, that such Eurodollar Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurodollar Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of SECTION 5.1, 5.2, 5.3 or 5.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Rate Loans by purchasing, as the case may be, Dollar certificates of deposit in the U.S. or Dollar deposits in its Eurodollar Office's London interbank market.

         Section 2.6 NOTES. The Loans under the Commitments shall be evidenced by two Notes of the Borrower payable to the Agent, for the account of the Lenders, in a maximum principal amount equal to the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes the Agent to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; PROVIDED, HOWEVER, that the failure of the Agent to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

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

         Section 2.7 SWING LINE.

                  (a) Upon the Borrower's request, and on the terms and subject to the conditions of this Agreement, BofA (in such capacity, the "SWING LINE LENDER") may, in its sole discretion, on and after the Refunding Effective Date and prior to the Working Capital Loan Commitment Termination Date, make swing line loans (each, a "SWING LOAN") available to the Borrower under a swing line credit facility (the "SWING LINE") in an aggregate amount of up to $5,000,000 at any one time outstanding; provided that the Swing Line Lender shall not in any event be permitted to make any Swing Loan under the Swing Line if, after giving effect thereto, (i) the sum of the then aggregate outstanding principal amount of all Working Capital Loans and Swing Loans plus the then aggregate amount of all Letter of Credit Outstandings would exceed the Working Capital Loan Commitment Amount, or (ii) the then aggregate outstanding principal amount of all Swing Loans made by the Swing Line Lender would exceed $5,000,000. The Swing Line Lender shall not be at any time obligated to make any Swing Loan.

                  (b) Each request for Swing Loans shall be made from time to time by the Borrower delivering a Swing Loan Request therefor to the Agent and the Swing Line Lender at or before 11:00 a.m., San Francisco time, on any Business Day. On the terms and subject to the conditions of this Agreement, each Swing Loan shall be disbursed on the Business Day on which the request therefor was timely made, in same day funds by wire transfer to such transferee(s), or to such account(s) of the Borrower, as the Borrower shall have specified in the request therefor. Swing Loans shall be in an aggregate minimum principal amount of $100,000 and an integral multiple of $50,000.

                  (c) Each Swing Loan outstanding under the Swing Line shall accrue interest at a rate per annum equal to the interest accrued on a Base Rate Loan which interest shall be payable quarterly in arrears on each Quarterly Payment Date and on the Stated Maturity Date for Swing Loans, and shall be payable to the Swing Line Lender; provided that, notwithstanding any other provision of this Agreement, each Swing Loan shall bear interest for a minimum of one day.

                  (d) Each Swing Loan under the Swing Line shall be due and payable on the earlier of:

                           (i) at or before 11:00 a.m., San Francisco time, on the seventh Business Day immediately following the date such Swing Loan was made pursuant to the Swing Line; and

                           (ii) in any event on the Working Capital Loan Commitment Termination Date;

provided that, if no Event of Default shall have occurred and be continuing, then unless the Borrower notifies the Swing Line Lender that it will repay such Swing Loan, on the due date of such Swing Loan, if and to the extent that the Borrower is permitted to borrow Working Capital Loans under the terms of this Agreement (the Working Capital Loan Commitment being determined for such purpose without giving effect to any reduction thereof occasioned by such

         Swing Loans due and payable) at the time such Swing Loans are due, the Borrower shall be deemed to have submitted a Borrowing Request for Working Capital Loans at the Base Rate in an amount necessary to repay the amount demanded, and the provisions of SECTION 2.3 concerning the minimum principal amounts and integral multiples thereof required for Borrowings of Working Capital Loans shall apply to Working Capital Loans made pursuant to this SECTION 2.7(d).

                  (e) The Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Swing Loans, without incurring any premium or penalty; provided that

                           (i) each such voluntary prepayment shall require prior written notice given to the Agent and Swing Line Lender no later than 11:00 a.m., San Francisco time, on the day on which the Borrower intends to make a voluntary prepayment, and

                           (ii) each such voluntary prepayment shall be in a minimum amount of $100,000 and in an integral multiple of $50,000 (or, if less, the aggregate outstanding principal amount of all Swing Loans then outstanding).

                  (f) Each Lender shall be deemed to have unconditionally and irrevocably purchased a pro rata risk participation from the Swing Line Lender in such Swing Line Lender's Swing Loans, without recourse, representation or warranty in an amount equal to such Lender's Working Capital Percentage of such Swing Loans. In addition, from and after the date that any Lender funds such participation pursuant to SECTION 2.7(g) below, such Lender shall, to the extent of its Working Capital Percentage, be entitled to receive a ratable portion of any payment of principal and interest received by the Swing Line Lender on account of such Swing Loans, payable promptly to such Lender upon such receipt.

                  (g) The Swing Line Lender may, in its sole and absolute discretion at any time during the continuance of an Event of Default, upon notice to the Borrower and the Lenders, terminate the Swing Line and cause all outstanding Swing Loans automatically upon the giving of such notice to be repaid from the proceeds of Working Capital Loans made by the Lenders in accordance with their respective Working Capital Percentages (which Working Capital Loans shall be Base Rate Loans bearing interest at the Default Rate) in an aggregate amount sufficient to repay all outstanding Swing Loans, and the provisions of Section 2.3 concerning the minimum principal amounts and integral multiples thereof required for Borrowings of Working Capital Loans shall not apply to Working Capital Loans made pursuant to this Section 2.7(g); PROVIDED, that if any Insolvency Proceeding has been commenced with respect to the Borrower on or prior to the date on which any Swing Loan is due, and in lieu of funding its Working Capital Percentage of Working Capital Loans as provided above, each Lender shall immediately fund its risk participation in such Swing Loan by funding to the Agent, for the account of the Swing Line Lender, such Lender's pro rata share of such Swing Loan, based on such Lender's Working Capital Percentage. None of the conditions precedent set forth in SECTION 2.3 and SECTION 6.2 shall apply to any funding by a Lender of its Working Capital

Percentage of Working Capital Loans or its risk participation in a Swing Loan, in each case pursuant to this SECTION 2.7(g).

                  (h) The Swing Line Lender shall not, without the approval of all Lenders, make a Swing Loan if the Swing Line Lender then has received a written notice of default from the Borrower, any Lender or the Agent of the type referred to in the first sentence of SECTION 10.5.

                  (i) Each Lender's obligation in accordance with this Agreement to make Working Capital Loans upon the failure of a Swing Loan to be repaid in full when due, or to fund its participation in such Swing Loans, shall, in each case, be absolute and unconditional and without recourse to the Swing Line Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries; (iii) the receipt by the Swing Line Lender of a written notice of default from the Borrower, any Lender or the Agent of the type referred to in the first sentence of SECTION 10.5 after a Swing Loan was made by the Swing Line Lender or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         Section 2.8 INCREASES IN WORKING CAPITAL LOAN COMMITMENTS.

                  (a) Provided that no Default or Event of Default then exists, the Borrower may at any time request in writing that the then existing Working Capital Loan Commitments be increased by an amount which is not less than $10,000,000 and not greater than $25,000,000 in the aggregate since the Refunding Effective Date in accordance with the provisions of this Section. Any request under this Section shall be submitted by the Borrower to the Lenders through the Agent not less than sixty (60) days prior to the proposed increase and shall specify the proposed effective date and amount of such increase and be accompanied by a certificate of an Authorized Officer of the Borrower, stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase. The Borrower may also specify any fees offered to those Lenders which agree to an increase in its Working Capital Loan Commitment (which fees may be variable based upon the amount which any such Lender is willing to assume as an increase to the amount of its Working Capital Loan Commitment). Any fees payable in connection with any increase in the Working Capital Loan Commitments need not be offered to any Lenders which do not agree to an increase in the Working Capital Loan Commitment. The consent of the Lenders, as a group, shall not be required for an increase in the amount of the Working Capital Loan Commitments pursuant to this Section.

                  (b) Each Lender may approve or reject the Borrower's request in its sole and absolute discretion and, absent an affirmative written response within thirty (30) days after receipt of the Borrower's request, shall be deemed to have rejected the Borrower's request. The rejection of the Borrower's request by any number of Lenders shall not affect the Borrower's right to increase the Working Capital Loan Commitments pursuant to this Section. No Lender which rejects the Borrower's request for an increase in the Working Capital Loan Commitments shall be subject to removal as a Lender.

                  (c) In responding to the Borrowers' request, each Lender which is willing to increase the amount of its Working Capital Loan Commitment shall specify the amount of the proposed increase which it is willing to commit to. Unless otherwise agreed to by such Lender, each increasing Lender shall be entitled to participate ratably (based on its Working Capital Percentage before such increase) in any resulting increase in the Working Capital Loan Commitments.

                  (d) If the aggregate principal amount offered to be committed to by the consenting Lenders is less than the amount requested by the Borrower, the Borrower may (i) reject the proposed increase in its entirety, (ii) accept the offered amounts or (iii) designate new lenders who are reasonably acceptable to the Agent as additional Lenders hereunder in accordance with clause (e) of this Section (each, a "NEW LENDER"), which New Lenders may commit to the amount of the increase in the Working Capital Loan Commitments that has not been committed to by the increasing Lenders; PROVIDED, that the amount of the increase in the Working Capital Loan Commitments committed to by the increasing Lenders and the New Lenders shall be not less than $10,000,000 and not greater than $25,000,000 in the aggregate since the Refunding Effective Date.

                  (e) Each New Lender designated by the Borrower and reasonably acceptable to the Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the Working Capital Loan Commitments upon its execution of an instrument of joinder to this Agreement which is in form and substance reasonably acceptable to the Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Agent and the other Lenders by an Assignment and Acceptance Agreement.

                  (f) Subject to the foregoing, any increase requested by the Borrower shall be effective as of the date agreed to by the Borrower, the Agent, the increasing Lenders and the New Lenders (if any) and shall be in the principal amount equal to (i) the amount which increasing Lenders are willing to commit to as increases to the amount of their Working Capital Loan Commitments PLUS (ii) the amount offered by any New Lenders. Upon the effectiveness of any such increase, the Borrower shall issue replacement Notes to each affected Lender and new Notes to each New Lender, and the Working Capital Loan Commitments of each Lender will be adjusted to give effect to the increase in the Working Capital Loan Commitments and set forth in a new Schedule II issued by the Agent.

                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         Section 3.1 REPAYMENTS AND PREPAYMENTS. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date applicable to such Loan. Prior thereto, the Borrower

                  (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                           (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period of all Lenders;

                           (ii) all such voluntary prepayments of Eurodollar Rate Loans, and all Acquisition Loans that shall be subsequent to the Acquisition Loan Conversion Date, shall require at least three but no more than five Business Days' prior written notice to the Agent and all such voluntary prepayments of Base Rate Loans, that are not Acquisition Loans subsequent to the Acquisition Loan Conversion Date, shall require prior written notice to the Agent at least by 1:00 p.m. at least one Business Day prior to such repayment but no more than five Business Days prior to such repayment;

                           (iii) all such voluntary prepayments of Eurodollar Rate Loans or Acquisition Loans shall be made in a minimum amount of $3,000,000 and an integral multiple of $100,000, or in the whole outstanding principal amount of such Loans, and all such voluntary prepayments of Working Capital Loans maintained as Base Rate Loans shall be made in a minimum amount of $1,000,000 and an integral multiple of $100,000, or in the whole outstanding principal amount of such Loan; and

                  (b) shall, on each date when any reduction in the applicable Commitment Amount shall become effective, including pursuant to
SECTION 2.2, make a mandatory prepayment of all applicable Loans equal to the excess, if any, of the aggregate outstanding principal amount of all applicable Loans over the applicable Commitment Amount as so reduced;

                  (c) shall, subject to the provisions of SECTION 8.2.8(b), within five Business Days after receipt by the Borrower or any Subsidiary of the net proceeds of any Asset Dispositions (or if committed to be expended within 365 days, after such 365 days if not so expended), make a mandatory prepayment of the Loans, the Private Placement Debt and the Parity Debt pro rata in an amount equal to the net proceeds of such Asset Disposition not so expended;

                  (d) shall, within five Business Days of receipt, apply 100% of the net proceeds of insurance and condemnation awards after payment of costs and expense and associated taxes (not applied to the restoration or replacement of like kind assets within 365 days) over an aggregate of $2,500,000 in any Fiscal Year to prepay the Loans, and if required by the express terms thereof the Private Placement Debt and the Parity Debt pro rata (taking into account any premiums that may be due);

                  (e) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to SECTION 9.2 or SECTION 9.3, repay all Loans; and

                  (f) shall, on each Quarterly Payment Date immediately following the Acquisition Loan Conversion Date, make a scheduled repayment of the aggregate principal amount, if any, of all Acquisition Loans equal to 1/8 of the principal amount of the Acquisition Loans outstanding on the Acquisition Loan Conversion Date, with final payment of any remaining Acquisition Loan due on the Stated Maturity Date applicable to Acquisition Loans. No prepayment of any Acquisition Loan pursuant to this paragraph shall cause an increase in the Acquisition Loan Commitment Amount.

Subsequent to the Acquisition Loan Conversion Date, each voluntary prepayment of Acquisition Loans made pursuant to CLAUSE (a) and each mandatory prepayment of Acquisition Loans made pursuant to CLAUSE (b), (c), (d) and (e) shall be applied, to the extent of such prepayment, to the scheduled repayments of the Acquisition Loans installments pro rata. Mandatory prepayments shall be applied first to the Acquisition Loans, then the Working Capital Loans, then to the payment of the then outstanding Swing Loans and then to the outstanding aggregate amount of all Letter of Credit Outstandings, such mandatory prepayment that is applied to the Letters of Credit Outstanding to be held as cash collateral therefor pursuant to the terms of SECTION 4.7 hereof. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 5.4. No voluntary prepayment of principal of any Working Capital Loan or Acquisition Loan prior to the applicable Loan Commitment Termination Date, shall cause a reduction in the Working Capital Loan Commitment Amount or Acquisition Loan Commitment Amount, as applicable.

                  Section 3.1.1 EXTENSIONS OF LOAN COMMITMENT TERMINATION
DATE.

                  (a) Each Lender shall be relieved of its obligations to make (1) any Acquisition Loans on the Acquisition Loan Conversion Date and
(2) any Working Capital Loans on the Working Capital Loan Commitment Termination Date. The Borrower may from time to time request an extension of the Acquisition Loan Conversion Date, the Working Capital Loan Commitment Termination Date and the Stated Maturity Date with respect to Acquisition Loans and Working Capital Loans for an additional one-year period by executing and delivering to the Agent a Commitment Termination Date Extension Request at least sixty but not more than ninety days prior to the then scheduled Acquisition Loan Conversion Date and Working Capital Loan Commitment Termination Date. The Acquisition Loan Conversion Date, Working Capital Loan Commitment Termination Date and the Stated Maturity Date with respect to Acquisition Loans and Working Capital Loans shall each be so extended if the Agent shall have received from each Lender on or prior to the thirtieth day preceding the then scheduled Acquisition Loan Conversion Date and Working Capital Loan Commitment Termination Date a duly executed counterpart of such Commitment Termination Date Extension Request. Each Lender may in its sole and absolute discretion withhold its consent to any such Commitment Termination Date Extension Request.

                  (b) Notwithstanding the foregoing, if the Agent shall have received duly executed counterparts of a Commitment Termination Date Extension Request from Lenders representing, in the aggregate, 85% or more of the Commitments, but less than 100% of the Commitments, on or prior to the thirtieth day preceding the then scheduled Acquisition Loan Conversion Date and Working Capital Commitment Termination Date, the Agent shall so notify the Borrower (the date of such notice being the "NOTICE DATE") and the Borrower shall have the right to seek a substitute lender or lenders (the "NEW LENDERS") which New Lenders would meet the requirements to be Assignee Lenders as defined in SECTION 11.11.1, acceptable to the Agent and the Borrower (which may be one or more of the Lenders) to replace the Lender or Lenders which have not delivered a counterpart of such Commitment Termination Date Extension Request by such time; PROVIDED that such New Lenders shall replace such nonrenewing Lenders on all such nonrenewing Lenders' Acquisition Loan Commitments, Acquisition Loans, Working Capital Loan Commitments, Working Capital Loans and participation in outstanding Swing Loans and Letter of Credit Outstandings, so the pro rata share of any New Lender of the Acquisition Loan Commitments, Working Capital Loan Commitments, outstanding Swing Loans and Letter of Credit Outstandings shall be the same. If the Acquisition Loan Conversion Date, Working Capital Loan Commitment Termination Date and the Stated Maturity Date with respect to Acquisition Loans and Working Capital Loans shall not have been extended pursuant to CLAUSE (a) above, the Borrower shall elect, by delivering to the Agent at least four Business Days prior to the then scheduled Acquisition Loan Conversion Date and Working Capital Loan Commitment Termination Date a written notice of election, either (i) not to extend such Acquisition Loan Conversion Date and Working Capital Loan Commitment Termination Date, in which case such Acquisition Loan Conversion Date and Working Capital Loan Commitment Termination Date shall not be so extended for any Lender irrespective of whether such Lender has or has not sent its duly executed counterpart of the Commitment Termination Date Extension Request or (ii) if the aggregate Commitments of the Lenders who have delivered duly executed counterparts of a Commitment Termination Date Extension Request represent at least 85% of the Commitments, to extend such current Acquisition Loan Conversion Date and Working Capital Loan Commitment Termination Date, in which case (x) the Acquisition Loan Conversion Date, the Working Capital Loan Commitment Termination Date and the Stated Maturity Date with respect to Acquisition Loans and Working Capital Loans shall be extended for an additional period of one year from the then scheduled Acquisition Loan Conversion Date and Working Capital Loan Commitment Termination Date and (y) the Acquisition Loan Commitments and Working Capital Loan Commitments shall be reduced on the then scheduled Acquisition Loan Conversion Date and Working Capital Loan Commitment Termination Date to an amount equal to (1) the aggregate of the Acquisition Loan Commitments and the Working Capital Loan Commitments, respectively, of the Lenders who have delivered executed counterparts of a Commitment Termination Date Extension Request on or prior to the thirtieth day preceding the then scheduled Acquisition Loan Conversion Date and Working Capital Loan Commitment Termination Date plus (2) the aggregate Acquisition Loan Commitments and Working Capital Loan Commitments, respectively, of the New Lenders, and the Borrower shall pay (such payment to be made on such Acquisition Loan Conversion Date and Working Capital Loan

Commitment Termination Date) in full all Acquisition Loans Working Capital Loans plus all accrued interest and fees (including any amounts owed under SECTION 5.4) owing to each such non-renewing Lender and each such non-renewing Lender (to the extent that such Loans have not been acquired by the New Lenders) shall no longer have any Acquisition Loan Commitment or Working Capital Loan Commitment for purposes of this Agreement and each other Loan Document. If the Borrower shall not have delivered such a written notice of election to the Agent on or prior to the then scheduled Acquisition Loan Conversion Date and Working Capital Loan Commitment Termination Date, such Acquisition Loan Conversion Date and Working Capital Loan Termination Date shall not be extended.

         Section 3.2 INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
SECTION 3.2.

                  Section 3.2.1 RATES. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Base Rate Margin;

                  (b) on that portion maintained as a Eurodollar Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate (Reserve Adjusted) for such Interest Period plus the Applicable Eurodollar Rate Margin.

                  The "EURODOLLAR RATE (RESERVE ADJUSTED)" means, relative to any Loan to be made, continued or maintained as, or converted into, a Eurodollar Rate Loan for any Interest Period, a rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                    Eurodollar Rate                    Eurodollar Rate
                  (Reserve Adjusted)  =  ------------------------------------
                                         1.00 - Eurodollar Reserve Percentage

The Eurodollar Rate (Reserve Adjusted) for any Interest Period for Eurodollar Rate Loans will be determined by the Agent on the basis of the Eurodollar Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from the Reference Lender, two Business Days before the first day of such Interest Period.

                  "EURODOLLAR RATE" means, for each Interest Period for each Eurodollar Rate Loan, the interest rate per annum obtained by the Agent as offered quotation(s) that appear on the Reuter's Screen for Dollar deposits for a period comparable to such Interest Period two Business Days before the first day of such Interest Period. If at least two such offered quotations appear on the Reuter's Screen, the Eurodollar Rate shall be the arithmetic average (rounded upwards, if necessary, to the nearest 1/16th of 1%) of such offered quotations, as determined by the Agent; provided that if no offered quotations appear on the Reuter's Screen or if quotations are not given on the Reuter's Screen for periods comparable to such Interest Period, then the Eurodollar Rate shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) which the Agent has determined to be the arithmetic average of quotations by leading banks in the London interbank market at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Rate Loan to be made.

                  "EUROCURRENCY RESERVE PERCENTAGE" means, relative to any Interest Period for Eurodollar Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

                  "REUTER'S SCREEN" shall mean the display designated at page "LIBO" on the Reuter Monitor System or such other display on the Reuter Monitor System as may replace such page displaying the London interbank bid or offered rates, as the case may be, as of 11:00 a.m., London time, on the day on which the relevant determination is made.

                  All Eurodollar Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the rate determined as applicable to such Eurodollar Rate Loan.

                  Section 3.2.2 DEFAULT RATE. During the continuance of any Event of Default, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on the Loans and other monetary Obligations at a rate per annum (the "DEFAULT RATE") equal to the Alternate Base Rate plus the Applicable Base Rate Margin plus 2% per annum.

                  Section 3.2.3 PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Stated Maturity Date applicable to such Loan;

                  (b) with respect to any prepayment of a Loan in connection with a reduction in the applicable Loan Commitment Amount, on the date of any such prepayment;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

                  (d) with respect to Eurodollar Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the three month anniversary of such Interest Period); and

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

                  (e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to SECTION 9.2 or SECTION 9.3, immediately upon such acceleration.

Interest accruing on the Loans or other monetary Obligations arising under this Agreement or any other Loan Document during the continuance of any Event of Default shall be payable upon demand.

         Section 3.3 FEES. The Borrower agrees to pay the fees set forth in this SECTION 3.3. All such fees shall be non-refundable.

                  Section 3.3.1 COMMITMENT FEE. The Borrower agrees to pay to the Agent for the account of each Lender (including each New Lender under SECTION 2.8), for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of ARTICLE IV) commencing on the Refunding Effective Date and continuing through the applicable Loan Commitment Termination Date, (a) a commitment fee with respect to such Lender's Acquisition Loan Commitment equal to (1) the rate as established on the Pricing Grid per annum for each day times (2) the actual daily amount by which such Lender's Acquisition Loan Commitment exceeded the sum of its outstanding Acquisition Loans and (b) a commitment fee with respect to such Lender's Working Capital Loan Commitment equal to (1) the rate as established on the Pricing Grid per annum for each day times (2) the actual daily amount by which such Lender's Working Capital Loan Commitment exceeded the sum of (x) its outstanding Working Capital Loans (excluding Swing Loans) plus (y) its Working Capital Percentage of the Letter of Credit Outstandings (excluding Commercial Letters of Credit). Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Refunding Effective Date, and on the applicable Loan Commitment Termination Date.

                  Section 3.3.2 LETTER OF CREDIT FACE AMOUNT FEES.

                  (a) The Borrower agrees to pay to the Agent, for the account of the Working Capital Lenders, a fee for each Standby Letter of Credit for the period from and including the date of the issuance of such Standby Letter of Credit to (but not including) the date upon which such Standby Letter of Credit expires, equal to the product of, the Applicable Eurodollar Rate Margin per annum times the face amount of such Standby Letter of Credit. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, and on the Working Capital Loan Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Standby Letter of Credit.

                  (b) The Borrower agrees to pay to the Agent, for the account of the Working Capital Lenders, a fee for each Commercial Letter of Credit equal to the product of the Commercial Letter of Credit Risk Participation Percentage times the face amount of such Commercial Letter of Credit. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, and on the Working Capital Loan Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Commercial Letter of Credit.

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

                  Section 3.3.3 LETTER OF CREDIT ISSUING FEE. The Borrower agrees to pay to the Issuer for its own account, an issuing fee for each Letter of Credit of 1/8 of 1% of the face amount of such Letter of Credit. Such fee shall be payable by the Borrower upon issuance of such Letter of Credit.

                  Section 3.3.4 ADDITIONAL FEES. The Borrower agrees to pay to BofA those fees specified in the letter agreement dated August 27, 1998 between the Borrower and BofA at the times specified in such letter agreement.

                                 ARTICLE IV

                              LETTERS OF CREDIT

                  Section 4.1 ISSUANCE REQUESTS. By delivering to the Agent and the Issuer an Issuance Request, either by facsimile, by mail or electronically, on or before 9:00 a.m., San Francisco time, the Borrower may request, from time to time prior to the Working Capital Loan Commitment Termination Date and on not less than one nor more than five Business Days' notice, that the Issuer issue an irrevocable standby letter of credit (each, a "STANDBY LETTER OF CREDIT") or an irrevocable commercial letter of credit (each, a "COMMERCIAL LETTER OF CREDIT"), in each case in such form as may be requested by the Borrower and approved by the Issuer, in support of obligations of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business of the Borrower or the Restricted Subsidiaries and which are described in such Issuance Request. Upon receipt of an Issuance Request, the Agent shall promptly notify the Lenders thereof. Each Letter of Credit shall by its terms:

                  (a)               be issued in a Stated Amount which

                           (i) is at least $250,000;

                           (ii) does not exceed (or would not exceed) the then Letter of Credit Availability; and

                           (iii) in the case of a Standby Letter of Credit to be issued in connection with surety, worker's compensation and other financial guaranties, when aggregated with all other outstanding Standby Letters of Credit issued in connection with surety, worker's compensation and other financial guaranties, does not exceed (or would not exceed) $5,000,000;

                  (b) be stated to expire on a date (its "STATED EXPIRY DATE") no later than the earlier of (i) 120 days from its date of issuance (364 days from its date of issuance in the case of Standby Letters of Credit issued in connection with worker's compensation requirements) and (ii) 30 days prior to the Working Capital Loan Commitment Termination Date; and

                  (c)               on or prior to its Stated Expiry Date

                           (i) terminate immediately upon notice to the Issuer thereof from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full, or

                           (ii) reduce in part immediately and to the extent the beneficiary thereunder has notified the Issuer thereof that the obligations covered thereby have been paid or otherwise satisfied in part.

So long as no Default has occurred and is continuing, by delivery to the Issuer and the Agent of an Issuance Request at least three but not more than five Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrower may request the Issuer to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of (x) 120 days from its date of extension (364 days in the case of Standby Letters of Credit issued in connection with worker's compensation requirements) and
(y) 30 days prior to the Working Capital Loan Commitment Termination Date.

                  Section 4.2 ISSUANCES AND EXTENSIONS. On the terms and subject to the conditions of this Agreement (including ARTICLE IV), the Issuer shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. The Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof. In the event of a conflict between the provisions of an Issuance Request and this Agreement, this Agreement will govern.

                  Section 4.3 EXPENSES. The Borrower agrees to pay to the Issuer all administrative expenses of the Issuer in connection with the issuance, maintenance, modification (if any) and administration of each Letter of Credit issued by the Issuer upon demand from time to time.

                  Section 4.4 OTHER LENDERS' PARTICIPATION. ERROR! BOOKMARK NOT DEFINED. Each Letter of Credit issued pursuant to SECTION 4.2 shall, effective upon its issuance and without further action, be issued on behalf of all Lenders (including the Issuer thereof) PRO RATA according to their respective Working Capital Percentages. Each Lender shall, to the extent of its Working Capital Percentage, be deemed irrevocably to have participated in the issuance of such Letter of Credit and shall be responsible to reimburse promptly the Issuer thereof for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with SECTION 4.5, or which have been reimbursed by the Borrower but must be returned, restored or disgorged by the Issuer for any reason, and each Lender shall, to the extent of its Working Capital Percentage, be entitled to receive from the Agent a ratable portion of the letter of credit fees received by the Agent pursuant to SECTION 3.3.2, with respect to each Letter of Credit. In the event that the Borrower shall fail to reimburse the Issuer, or if for any reason Working Capital Loans shall not be made to fund any Reimbursement Obligation, all as provided in
SECTION 4.5 and in an amount equal to the amount of any drawing honored by the Issuer under a Letter of Credit issued by it, or in the event the Issuer must for any reason return or disgorge such reimbursement, the Issuer shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in immediately available funds at the office of the Issuer specified in such notice not later than 8:00 a.m., San Francisco time, on the Business Day after the date notified by the Issuer. In the event that any Lender fails to make available to the Issuer the amount of such Lender's participation in such Letter of Credit as provided herein, the Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the daily average Federal Funds Rate for three Business Days (together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the Alternate Base Rate plus the Applicable Base Rate Margin plus 2%. Nothing in this Section shall be deemed to prejudice the right of any Lender to recover from the Issuer any amounts made available by such Lender to the Issuer pursuant to this Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuer in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of the Issuer. The Issuer shall distribute to each other Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by the Issuer such other Lender's Percentage of all payments received by the Issuer from the Borrower in reimbursement of drawings honored by the Issuer under such Letter of Credit when such payments are received.

                  (b) Each Lender's obligation in accordance with this Agreement to fund its participation in Letters of Credit issued by the Issuer, shall, in each case, be absolute and unconditional and without recourse to the Issuer and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuer, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  Section 4.5 DISBURSEMENTS. The Issuer will notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit, together with notice of the date (a "DISBURSEMENT DATE") such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 10:00 a.m., San Francisco time, on the Disbursement Date, the Borrower will reimburse the Issuer for all amounts which the Issuer has notified the Borrower that it has disbursed under the Letter of Credit. To the extent the Issuer is not reimbursed in full in accordance with the third sentence of this Section, the Borrower's Reimbursement Obligation shall accrue interest at a fluctuating rate determined by reference to the Alternate Base Rate plus the Applicable Base Rate Margin plus 2% per annum, payable on demand. In the event the Issuer is not reimbursed by the Borrower on the Disbursement Date, or if the Issuer must for any reason return or disgorge such reimbursement, the Lenders (including the Issuer) shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor by making, on the next Business Day, Working Capital Loans which are Base Rate Loans as provided in
SECTION 3.2.1 (the Borrower being deemed to have given a timely Borrowing Request therefor for such amount); PROVIDED, HOWEVER, for the purpose of determining the availability of the Commitments to make Working Capital Loans immediately prior to giving effect to the application of the proceeds of such Working Capital Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time.

                  Section 4.6 REIMBURSEMENT. The Borrower's obligation (a "REIMBURSEMENT OBLIGATION") under SECTION 4.5 to reimburse the Issuer with respect to each disbursement (including interest thereon), and each Lender's obligation to make participation payments in each drawing which has not been reimbursed by the Borrower, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against any Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement to conform to the terms of the applicable Letter of Credit (if, in the applicable Issuer's good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; PROVIDED, HOWEVER, that nothing herein shall adversely affect the right of the Borrower to commence any proceeding against the applicable Issuer for any wrongful disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

                  Section 4.7 DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Event of Default or the occurrence of the Working Capital Loan Commitment Termination Date, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit (or in the event of a mandatory prepayment of a Letter of Credit pursuant to SECTION 3.1, an amount equal to such mandatory prepayment) shall, at the election of the Issuer acting on instructions from the Required Lenders, and without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by the Issuer to the Agent and the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Agent on behalf of the Issuer the amount deemed to have been so paid or disbursed by the Issuer. Any amounts so received by the Agent on behalf of the Issuer from the Borrower pursuant to this Section shall be held as collateral security for the repayment of the Borrower's obligations in connection with the Letters of Credit issued by the Issuer. At any time when such Letters of Credit shall terminate and all Obligations of the Issuer are either terminated or paid or reimbursed to the Issuer in full, the Obligations of the Borrower under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from the Issuer), and the Agent will return to the Borrower the excess, if any, of



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

                   (a) the aggregate amount deposited by the Borrower with the Issuer and not theretofore applied by the Issuer to any Reimbursement Obligation

         OVER

                   (b) the aggregate amount of all Reimbursement Obligations to the Issuer pursuant to this Section, as so adjusted.

At such time when all Events of Default shall have been cured or waived, the Agent shall return to the Borrower all amounts then on deposit (other than amounts attributable to a mandatory prepayment) with the Agent pursuant to this Section. All amounts on deposit pursuant to this Section shall, until their application to any Reimbursement Obligation or their return to the Borrower, as the case may be, bear interest at the daily average Federal Funds Rate from time to time in effect (net of the costs of any reserve requirements, in respect of amounts on deposit pursuant to this Section, pursuant to F.R.S. Board Regulation D), which interest shall be held by the Agent for the account of the Issuer as additional collateral security for the repayment of the Borrower's Obligations in connection with the Letters of Credit issued by the Issuer.

                  SECTION 4.8 NATURE OF REIMBURSEMENT OBLIGATIONS. The Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither the Issuer nor any Lender (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits, thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted the Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith shall be binding upon the Borrower and shall not put the Issuer under any resulting liability to the Borrower.

         SECTION 4.9 INCREASED COSTS; INDEMNITY.  If by reason of

                  (a) any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement occurring after the Refunding Effective Date, or

                  (b) compliance by the Issuer or any Lender with any direction, request or requirement made after the Refunding Effective Date (whether or not having the force of law) of any governmental or monetary authority, including Regulation D of the F.R.S. Board:

                           (i) the Issuer or any Lender shall be subject to any tax (other than taxes on net income including franchise taxes on income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this ARTICLE IV, whether directly or by such being imposed on or suffered by the Issuer or any Lender;

                           (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by the Issuer or participations therein purchased by any Lender; or

                           (iii) there shall be imposed on the Issuer or any Lender any other condition regarding this ARTICLE IV, any Letter of Credit or any participation therein;

and the result of the foregoing is directly or indirectly to increase the cost to the Issuer or such Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce any amount receivable in respect thereof by the Issuer or such Lender, when and in any such case the Issuer or such Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Borrower thereof, and the Borrower shall within five days of receipt of such notification pay on demand such amounts as the Issuer or Lender may specify to be necessary to compensate the Issuer or Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternate Base Rate plus the Applicable Base Margin plus 2% per annum; PROVIDED, HOWEVER, neither the Issuer nor any Lender may make any demand for any amounts accrued for any period commencing more than ninety days prior to the date of demand or, should such cost have accrued retroactively, within ninety days of the determination of such cost. The determination by the Issuer or Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto. In addition to amounts payable as elsewhere provided in this ARTICLE IV, the Borrower hereby agrees to protect, indemnify, pay and save the Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Issuer may incur or be subject to as a consequence, direct or indirect, of

                  (c) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of the Issuer as determined by a court of competent jurisdiction, or

                  (d) the failure of the Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jury or de facto government or government authority.

                                ARTICLE V

               CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

         SECTION 5.1 EURODOLLAR RATE LENDING UNLAWFUL. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that after the Refunding Effective Date the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other government authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Loan of a certain type, the obligations of such Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 5.2 DEPOSITS UNAVAILABLE. If the Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Reference Lender in the London interbank market; or

                  (b) by reason of circumstances affecting the London interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Rate Loans of such type, then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under SECTION 2.3 and SECTION 2.4 to make or continue any Loans as, or to convert any Loans into, Eurodollar Rate Loans of such type shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 5.3 INCREASED EURODOLLAR RATE LOAN COSTS, ETC. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurodollar Rate Loans, in any case from time to time by reason of:

                  (a) to the extent not included in the calculation of the Eurodollar Rate (Reserve Adjusted), any reserve, special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by such Lender, under or pursuant to any change in any law, treaty, rule, regulation (including any F.R.S. Board regulation), or requirement from that in effect on the Refunding Effective Date, or as the result of any Regulatory Change; or

                  (b) any Regulatory Change which shall subject such Lender to any tax (other than taxes on net income including franchise taxes based on income, and franchises), levy, impost, charge, fee, duty, deduction, or withholding or any kind whatsoever or change the taxation of any Loan made or maintained as a Eurodollar Rate Loan and the interest thereon (other than any change which affects, and to the extent that it affects, the taxation of net income including franchise taxes based on income and franchises).

Such Lender shall promptly and in no event later than 90 days after its knowledge of the occurrence of any such event notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount; PROVIDED, HOWEVER, no Lender may make any demand for any such amounts accrued under this SECTION 5.3 for any period commencing more than ninety days prior to the receipt by the Borrower of such notice or, should such cost have accrued retroactively, within ninety days of the determination by such Lender of such cost. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 5.4 FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to SECTION 3.1 or otherwise;

                  (b) any Loans not being made as Eurodollar Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, Eurodollar Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 5.5 INCREASED CAPITAL COSTS. If after the Refunding Effective Date any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other government authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall within five days of its receipt thereof pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. Such Lender shall promptly and in no event later than ninety days after its knowledge of any such event notify the Agent and the Borrower of the occurrence of any such event; PROVIDED, HOWEVER, no Lenders may make any demand for any such amounts accrued under this SECTION
5.5 for any period commencing more than ninety days prior to the receipt by the Borrower of any such notice or, should such cost have accrued retroactively, within ninety days of the determination by such Lender of such cost. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any reasonable method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 5.6 TAXES. Without duplication of any payments made under any other provisions of this ARTICLE V, all payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income (including franchise taxes based upon income) or receipts (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                  (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required; PROVIDED that each Lender shall promptly and in no event later than 90 days after its knowledge that any amount is payable under this CLAUSE (C) notify the Agent and the Borrower of the same;

PROVIDED, HOWEVER, no Lender may make any demand for any such amounts accrued under this SECTION 5.6 for any period commencing more than ninety days prior to the receipt by the Borrower of any such notice or, should such cost have accrued retroactively, within ninety days of the determination by such Lender of such cost.

         Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will pay on demand such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

For purposes of this SECTION 5.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         Each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, (i) execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes, and (ii) comply with the requirements of SECTION 10.10.

         SECTION 5.7 PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, counterclaim, recoupment or other deduction, not later than 11:00 a.m., San Francisco time, on the date due, in immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest (other than interest computed at the Alternate Base Rate) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Interest computed at the Alternate Base Rate shall be computed on the basis of its actual number of days (including the first day but excluding the last day) occurring during the period for which such interest is payable over a year comprised of 365 or 366 days, as the case may be. Whenever any payment day which is not a Business Day, such payment shall (except as otherwise required by CLAUSE (C) of the definition of the term "INTEREST PERIOD" with respect to Eurodollar Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 5.8 SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of SECTION 5.3, 5.4 or 5.5) or Letter of Credit in excess of its PRO RATA share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

                  (a) the amount of such selling Lender's required repayment to the purchasing Lender

TO

                  (b) the total amount so recovered from the purchasing
Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to SECTION 5.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 5.9 SETOFF. Each Lender shall, upon the occurrence of any Default described in CLAUSES (A), (B) and, with respect to the Borrower and Managing General Partner, (E) of SECTION 9.1.8 or any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of SECTION 5.8. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 5.10 USE OF PROCEEDS. The Borrower shall (i) use the proceeds of the Working Capital Loans, and request the issuance of Letters of Credit, solely for working capital and for other general partnership purposes and (ii) use the proceeds of the Acquisition Loans solely for purposes of financing acquisitions by the Borrower and to finance capital expenditures related to existing properties or future acquired businesses of the Borrower; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to
Section 12 of the Exchange Act or any "margin stock", as defined in F.R.S. Board Regulation U.

         SECTION 5.11 RECOURSE. The Obligations of the Borrower to the Agent and the Lenders are secured and rank pari passu with the Private Placement Debt and the Parity Debt. All of the accounts receivable, inventory, customer storage tanks (except tanks financed Pursuant to clause (e), (f) and (g) in SECTION 8.2.2) of the Borrower and the Restricted Subsidiaries and all stock of all Restricted Subsidiaries now or hereafter acquired by the Borrower (all such accounts receivables, inventory, customer tanks and stock being called the ("GENERAL COLLATERAL")) will be pledged to secure the Obligations, the Private Placement Debt and the Parity Debt. In the event that the Borrower obtains or creates any Restricted Subsidiaries, each such Restricted Subsidiary must issue a guarantee of the Obligations, the Private Placement Debt and the Parity Debt and each such guarantee will be in favor of the Trustee and secured by a pledge of substantially all of the assets of a similar nature to the General Collateral of such guaranteeing Restricted Subsidiary (which together with the General Collateral may be referred to as the "COLLATERAL").

         SECTION 5.12 REPLACEMENT OF LENDERS. In the event any Lender shall provide notice to the Agent pursuant to SECTION 4.9, 5.3, 5.5 or 5.6 hereunder, the Borrower shall be permitted to replace such Lender, PROVIDED, HOWEVER, that such Lender's replacement shall agree to all the obligations and conditions relating to an Assignee Lender contained in SECTION 11.11.1 hereto. Any such replacement shall be subject to the Agent's consent which consent shall not be unreasonably withheld.

                                ARTICLE VI

                          CONDITIONS TO BORROWING

         SECTION 6.1 CONDITIONS TO EFFECTIVENESS. The obligations of the Lenders to fund the initial Borrowing and the obligation of the Issuer to convert the Existing Letters

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

of Credit into Letters of Credit hereunder shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this
SECTION 6.1.

                  SECTION 6.1.1 RESOLUTIONS; INCUMBENCY. The Agent shall have received each of the following documents:

                  (a) Copies of partnership authorizations for the Borrower and resolutions of the board of directors of Cornerstone Sales & Service Corporation, Cornerstone Holding, Flame and the Managing General Partner authorizing the transactions contemplated hereby, certified as of the Refunding Effective Date by the Secretary or an Assistant Secretary of Cornerstone Sales & Service Corporation, Cornerstone Holding, Flame or the Managing General Partner, as the case may be;

                  (b) A certificate of the Secretary or Assistant Secretary of the Managing General Partner certifying the names and true signatures of the officers of the Managing General Partner authorized to execute, deliver and perform, as applicable, on behalf of the Borrower and the Managing General Partner, this Agreement and all other Loan Documents to be delivered by the Borrower and the Managing General Partner hereunder (upon which certificate each Lender may conclusively rely until it shall have received a further certificate of a Responsible Officer canceling or amending such prior certificate); and

                  (c) A certificate of the Secretary or Assistant Secretary of each of Cornerstone Sales & Service Corporation, Cornerstone Holding and Flame certifying the names and true signatures of the officers of Cornerstone Sales & Service Corporation, Cornerstone Holding or Flame, as the case may be, authorized to execute, deliver and perform, as applicable, on behalf of Cornerstone Sales & Service Corporation, Cornerstone Holding or Flame, as the case may be, all Loan Documents to be delivered by Cornerstone Sales & Service Corporation, Cornerstone Holding and Flame hereunder (upon which certificate each Lender may conclusively rely until it shall have received a further certificate of a Responsible Officer canceling or amending such prior certificate).

                  SECTION 6.1.2 ORGANIZATION DOCUMENTS; GOOD STANDING. The Agent shall have received each of the following documents:

                  (a) the articles or certificate of incorporation and the bylaws of Cornerstone Sales & Service Corporation, Cornerstone Holding, Flame and the Managing General Partner and the Certificate of Limited Partnership and the Partnership Agreement of the Borrower, in each case as in effect on the Refunding Effective Date, certified by the Secretary or Assistant Secretary of Cornerstone Sales & Service Corporation, Cornerstone Holding, Flame or the Managing General Partner, as the case may be, as of the Refunding Effective Date; and

                  (b) a good standing and tax good standing certificate for Cornerstone Sales & Service Corporation, Cornerstone Holding, Flame, the Managing General Partner and the Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization, as applicable, and each other state designated by the Agent

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

where Cornerstone Holding, Flame, the Managing General Partner or the Borrower conducts significant business, in each case as of a recent date.

                  SECTION 6.1.3 DELIVERY OF NOTES. The Agent shall have received, for the account of each Lender, the Notes, duly executed and delivered by an Authorized Officer of the Borrower.

                  SECTION 6.1.4 CLOSING CERTIFICATE. A certificate signed by an Authorized Officer of the Borrower, dated as of the Refunding Effective Date, stating that:

                  (a) the representations and warranties contained in Article VII are true and correct on and as of such date, as though made on and as of such date;

                  (b) no Default or Event of Default exists or would result from the execution and delivery of this Agreement or the refunding of the Existing Credit Agreement; and

                  (c) since June 30, 1998, there has not occurred any event or circumstance that has resulted or could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole).

                  SECTION 6.1.5 NOTE AGREEMENT. The Borrower and the Required Holders (as defined in the Note Agreement) shall have amended the Note Agreement in substantially the form of EXHIBIT I.

                  SECTION 6.1.6 INTERCREDITOR AGREEMENT. The Agent shall have received a First Amendment to Intercreditor and Trust Agreement, duly executed and delivered by the Borrower and the Required Percentage (as defined in the Intercreditor Agreement), in substantially the form of EXHIBIT
G. All actions necessary for the Loans hereunder to constitute "Parity Debt" under, and as defined in, the Intercreditor Agreement shall have been taken, including (x) the delivery of an Officers' Certificate by the Borrower to the Trustee specifying the date and principal amount of each Note issued by the Borrower hereunder and the name, address and taxpayer identification number of the registered holder thereof and stating that such Note is being issued pursuant to a Parity Debt Agreement and that such Note is entitled to the benefits of the Intercreditor Agreement and of the Security and is subject to the terms of the Intercreditor Agreement and (y) the delivery of a duly executed counterpart to the Intercreditor Agreement by each Lender to each of the other parties to the Intercreditor Agreement.

                  SECTION 6.1.7 PERMITS. All permits, licenses and regulatory approvals required to continue operations shall have been obtained except those which the failure to obtain would not have a material adverse effect on the business or operations of the Borrower.

                  SECTION 6.1.8 OPINION OF COUNSEL. The Agent shall have received opinions, dated the Refunding Effective Date and addressed to the Agent and all Lenders, from (a) McCutchen, Doyle, Brown & Enersen, LLP, special counsel to the Borrower, in substantially the form of EXHIBIT J-1 and (b) Orrick, Herrington & Sutcliffe LLP, special counsel to the Agent, in substantially the form of EXHIBIT J-2.

                  SECTION 6.1.9 CLOSING FEES; EXPENSES, ETC. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to SECTIONS 3.3.4 and 11.3, if then invoiced.

                  SECTION 6.1.10 COMPLIANCE CERTIFICATE. A certificate of the chief financial Authorized Officer of the Borrower demonstrating compliance with the covenants contained in SECTIONS 8.2.2, 8.2.4, 8.2.5 AND 8.2.6.

                  SECTION 6.1.11 INSURANCE CERTIFICATE. The Agent shall have received a certificate of the Managing General Partner stating that all required insurance policies are in full force and effect.

                  SECTION 6.1.12 SOLVENCY CERTIFICATE. The chief financial Authorized Officer of either the Borrower or the Managing General Partner shall have delivered to the Agent a solvency certificate dated the Refunding Effective Date, substantially in the form of EXHIBIT M.

                  SECTION 6.1.13 PAYMENTS UNDER EXISTING CREDIT AGREEMENT. All principal, interest, fees and other amounts payable under the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) shall have been paid in full by the Borrower.

                  SECTION 6.1.14 TERMINATION OF EXISTING CREDIT AGREEMENT. The Existing Credit Agreement and all Commitments thereunder shall have been terminated in their entirety.

                  SECTION 6.1.15 NEW SUBSIDIARIES. (a) The Agent shall have received a Supplemental Agreement substantially in the form of Exhibit B to the Intercreditor Agreement, duly executed and delivered by Flame, (b) the Agent shall have received a Supplemental Agreement substantially in the form of Exhibit B to the Intercreditor Agreement, duly executed and delivered by Cornerstone Holding, (c) the Agent shall have received a Supplemental Agreement substantially in the form of Exhibit B to the Intercreditor Agreement, duly executed and delivered by Cornerstone Sales & Service Corporation, (d) the Trustee shall have received all of the certificates representing the capital stock of Flame and Cornerstone Holding, in each case in a suitable form for transfer by delivery, duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank and by any required transfer tax stamps, (e) the Agent shall have received a Guaranty, duly executed and delivered by Flame, Cornerstone Holding and Cornerstone Sales & Service Corporation and (f) the Agent shall have received Uniform Commercial Code financing statements (Form UCC-1), duly executed by each of Cornerstone Sales & Service Corporation, Cornerstone Holding and Flame, naming Cornerstone Sales & Service Corporation, Cornerstone Holding or Flame, as the case may be, as the debtor and the Trustee as the secured party, or other similar instruments or documents, to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Trustee pursuant to the Security Agreement.

                  Section 6.1.16 OTHER DOCUMENTS. The Agent and each Lender shall have received such other approvals, opinions, documents or materials as the Agent or such Lender may reasonably request.

         Section 6.2 ALL BORROWINGS AND ISSUANCES OF LETTERS OF CREDIT. The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) and the obligation of the Issuer to issue any Letters of Credit shall be subject to the satisfaction of each of the conditions precedent set forth in this SECTION 6.2.

                  Section 6.2.1 COMPLIANCE WITH WARRANTIES; NO DEFAULT, ETC. Both before and after giving effect to any Borrowing and the issuance of any Letter of Credit (but, if any Default of the nature referred to in SECTION
9.1.4 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

                  (a) the representations and warranties set forth in ARTICLE VII (excluding, however, those contained in SECTION 7.8) and the Security Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

                  (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to SECTION 7.8

                           (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary which is reasonably likely to materially adversely affect the consolidated business, operations, assets, revenues, or properties of the Borrower and the Restricted Subsidiaries (taken as a whole) or which purports to affect the legality, validity or enforceability of this Agreement, the Notes, the Security Agreement or any other Loan Document;

                           (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to SECTION 7.8 which is reasonably likely to have a material adverse effect on the condition (financial or otherwise), businesses, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole); and

                           (iii) since the date of the financial statements described in SECTION 7.6, and for any determination after the delivery of the first financial statements pursuant to SECTION 8.1.1(b), since the date of such financial statements (if such financial statements shall be satisfactory to the Required Lenders), there has been no material adverse change in the condition (financial or otherwise), business, operations, assets or properties of the Borrower and Subsidiaries (taken as a whole);

                  (c) no Default or Event of Default shall have then occurred and be continuing; and

                  (d) all Loans made by the Lenders and Letters of Credit issued by the Issuer under this Agreement are permitted to be incurred under
Section 10.1 of the Note Agreements and constitute Parity Debt under, and as defined in, the Intercreditor Agreement.

                  Section 6.2.2 BORROWING REQUEST. The Agent shall have received a Borrowing Request, Issuance Request or request for a Swing Line pursuant to SECTION 2.7, as the case may be, for such Borrowing or issuance of such Letter of Credit, as the case may be. Each of the delivery of a Borrowing Request, Issuance Request or request for a Swing Line pursuant to
SECTION 2.7 and the acceptance by the Borrower of the proceeds of such Borrowing or the Issuance of the Letter of Credit, as applicable, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, each of the statements made in SECTION 6.2.1 is true and correct.

                  Section 6.2.3 SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of the Borrower, any other Obligor or any Subsidiary shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

                                 ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this ARTICLE VII.

         Section 7.1 ORGANIZATION, ETC. ERROR! BOOKMARK NOT DEFINED. The Borrower is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties, to conduct its business as conducted on the Refunding Effective Date, to enter into this Agreement, the Notes and the other Loan Documents to which it is a party, and to carry out the terms of this Agreement, the Notes and such other Loan Documents.

                  (b) The Managing General Partner is a corporation duly organized, validly existing and in good standing under the law of the State of California and has all requisite corporate power and authority to own and operate its properties, to conduct its business as conducted on the Refunding Effective Date, and to execute and deliver as a general partner of the Borrower this Agreement, the Notes and the other Loan Documents to which the Borrower is a party.

                  (c) Each Restricted Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite power and authority to own and operate its properties, to conduct its business as conducted on the Refunding Effective Date or as otherwise in compliance with SECTION 8.2.1, and to execute, deliver and perform the Loan Documents to which it is a party.

                  (d) The Public Partnership is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties, to conduct its business as conducted on the Refunding Effective Date, and to execute, deliver and carry out the terms of the Loan Documents to which it is a party.

         Section 7.2 PARTNERSHIP INTERESTS. As of the Refunding Effective Date, the only general partners of the Borrower are the General Partners, which own an aggregate 1.0101% general partner interest in the Borrower. As of the Refunding Effective Date, the only limited partner of the Borrower is the Public Partnership, which owns a 98.9899% limited partner interest in the Borrower. The Borrower does not have any other partners as of the Refunding Effective Date. Except as disclosed in Item 7.2 ("Subsidiaries") of the Disclosure Schedule, the Borrower does not have any Subsidiaries or any Investments in any Person (other than Investments of the types permitted in SECTION 8.2.5).

         Section 7.3 QUALIFICATION. The Borrower is duly qualified or registered and is in good standing as a foreign limited partnership for the transaction of business, and each General Partner and each Restricted Subsidiary is qualified or registered and is in good standing as a foreign corporation for the transaction of business, in the jurisdictions set forth in Item 7.3 ("Jurisdictions") of the Disclosure Schedule which are the only jurisdictions, on the date hereof, in which the nature of their respective activities or the character of the properties they own, lease or use makes such qualification or registration necessary and in which the failure so to qualify or to be so registered would not be reasonably expected to have a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries taken as a whole. Each of the General Partners, the Restricted Subsidiaries and the Borrower has taken all necessary partnership or corporate action to authorize the execution, delivery and performance by it of this Agreement, the Notes and each other Loan Document to which is a party. Each of the General Partners, and the Restricted Subsidiaries has duly executed and delivered each of this Agreement, the Notes and the other Loan Documents to which it is a party, and each of them constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         Section 7.4 DUE AUTHORIZATION; NON-CONTRAVENTION; ETC. The execution, delivery and performance by the Borrower and each Restricted Subsidiary of this Agreement, the Notes and each other Loan Document required to be executed by it hereunder are within the

Borrower's and such Restricted Subsidiary's powers, have been duly authorized by all necessary action, and do not:

                  (a) contravene the Borrower's or any Subsidiary's Organic Documents;

                  (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or such Restricted Subsidiary; or

                  (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or such Restricted Subsidiary's properties, except as contemplated hereby.

         Section 7.5 GOVERNMENT APPROVALS; REGULATIONS, ETC. Except as set forth in Item 7.5 of the Disclosure Schedule, no authorization or approval or other action, by, and no notice to or filing with, any government authority or regulatory body or other Person (that has not been obtained) is required for the due execution, delivery or performance by the Borrower or any Subsidiary of this Agreement, the Notes or any other Loan Document to which it is a party. All such required authorizations and approvals have been obtained and such required notices and filings have been made. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.6 BUSINESS; FINANCIAL STATEMENTS. The audited consolidated financial statements of the Borrower and the Restricted Subsidiaries dated June 30, 1998 and the unaudited consolidated financial statements of the Borrower and the Restricted Subsidiaries dated July 31, 1998, in each case together with the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods ended on those respective dates:

                  (a) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments; and

                  (b) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby.

         Section 7.7 NO MATERIAL ADVERSE CHANGE. Since the date of the financial statements described in SECTION 7.6 or, for any determination after the delivery of the first financial statements pursuant to SECTION 8.1.1(b), since the date of such financial statements (if such financial statements shall be satisfactory to the Required Lenders), there has been no material adverse change in the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole).

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         Section 7.8 LITIGATION; LABOR CONTROVERSIES, ETC. There is no
pending or, to the knowledge of the Borrower or any Subsidiary, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any Subsidiary, or any of their respective properties, businesses, assets or revenues, which has, or is reasonably likely to have, a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole) or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in Item 7.8 ("Litigation") of the Disclosure Schedule.

         Section 7.9 OWNERSHIP OF PROPERTIES. The Borrower and each Restricted Subsidiary have (i) title to all of their respective assets constituting real property owned in fee simple, (ii) good and valid leasehold interests in their respective assets constituting leased real property, pursuant to which they enjoy undisturbed possession thereof, except for defects in, or lack of recorded title and exceptions to, leasehold interests would not, in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole), and (iii) sufficient title to the portion of their respective assets constituting personal property (including patents, trademarks, trade names, service marks, copyrights and other intellectual property rights) reasonably necessary for the use and operation of such personal property as it has been used in the past and as it is proposed to be used, in each case subject to no Liens except as permitted pursuant to
SECTION 8.2.3.

         Section 7.10 TAXES. The Borrower and each Subsidiary, and any predecessor entity thereto, have filed all tax returns and reports required by law to have been filed by them and have paid all taxes and governmental charges thereby shown to be owing, except (a) any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, and (b) where the failure to do so would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and its Subsidiaries (taken as a whole).

         Section 7.11 PENSION AND WELFARE PLANS. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which has, or is reasonably likely to have, a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole). Except as disclosed in Item 7.11 ("Employee Benefit Plans") of the Disclosure Schedule no Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

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         Section 7.12 ENVIRONMENTAL WARRANTIES. Except as set forth in Item
7.12 ("Environmental Matters") of the Disclosure Schedule:

                  (a) all facilities and property (including underlying groundwater) owned, leased, used, occupied or controlled (in whole or in part) by the Borrower or any Subsidiary have been, and continue to be, owned, leased, used, occupied or controlled by the Borrower or such Subsidiary in compliance with all Environmental Laws except where the failure of any of the foregoing to be done could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole);

                  (b) to the Borrower's and each Subsidiary's knowledge, there have been no past, and there are no pending or threatened

                           (i) claims, complaints, notices or requests for information received by the Borrower or any Subsidiary with respect to any alleged violation of any Environmental Law, or

                           (ii) complaints, notices or inquiries to the Borrower or any Subsidiary regarding potential liability under any Environmental Law;

WHICH IN EITHER THE CASE OF CLAUSE (I) OR (II) ABOVE, COULD BE REASONABLY EXPECTED TO HAVE A MATERIALLY ADVERSE EFFECT ON THE CONDITION (FINANCIAL OR OTHERWISE), BUSINESS, OPERATIONS, ASSETS OR PROPERTIES OF THE BORROWER AND THE RESTRICTED SUBSIDIARIES (TAKEN AS A WHOLE);

                  (c) to the Borrower's and each Subsidiary's knowledge there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or are reasonably likely to have, a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole);

                  (d) the Borrower and each Subsidiary have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses the absence of or non compliance with which would be materially adverse, and no order has been issued, no Environmental Claim has been made, no penalty has been assessed and, to the knowledge of the Borrower or any Subsidiary, no investigation or review has occurred or is pending or threatened by any Person with respect to any alleged failure by the Borrower or any Subsidiary to have any permit, certificate, approval, license or other governmental authorization required under applicable Environmental Laws in connection with the conduct of the business or operations of any of them or to comply with any Environmental Laws or with respect to any presence, generation, treatment, storage, recycling, transportation, discharge, disposal or release of any hazardous material generated by any Borrower, or any Subsidiary, and there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such order, Environmental Claim, penalty or investigation in each case, with respect to all of the foregoing matters, except where the failure of any of the foregoing to be done could not

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reasonably be expected to have a material adverse effect on the condition
(financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole);

                  (e) to the Borrower's and each Subsidiary's knowledge no property now or previously owned or leased by the Borrower or any Subsidiary is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up where the circumstances giving rise to such listing or proposed listing or the effect of such listing or proposed listing has, or is reasonably likely to have, a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole);

                  (f) to the Borrower's and each Subsidiary's knowledge there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased, used, occupied or controlled (in whole or in part) by the Borrower or any Subsidiary that, singly or in the aggregate, have, or are reasonably likely to have, a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole);

                  (g) to the Borrower's and each Subsidiary's knowledge, no Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location, including locations which are listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which, or otherwise which, is reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole);

                  (h) to the Borrower's and each Subsidiary's knowledge there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned, leased, used, occupied or controlled (in whole or in part) by the Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole); and

                  (i) to the Borrower's and each Subsidiary's knowledge, no conditions exist at, on or under any property now or previously owned, leased, used, occupied or controlled (in whole or in part) by the Borrower or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole).

         Section 7.13 REGULATIONS U AND X. The Borrower is not engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board

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Regulation U or X. Terms for which meanings are provided in F.R.S. Board
Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         Section 7.14 ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby which were furnished to the Agent and all other such factual information hereafter furnished by or on behalf of the Borrower or any Subsidiary to the Agent or any Lender will be true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information, when all such information is considered as a whole, is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

         Section 7.15 SOLVENCY. The Borrower, both before and after giving effect to any Borrowing hereunder (including the initial Borrowings), (i) is not "insolvent" (as such term is defined in ss.101(31) (A) of the Bankruptcy
Code), (ii) is able to pay its debts and Other liabilities, contingent obligations and commitments as they mature, and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

         Section 7.16 PRIVATE PLACEMENT DEBT REPRESENTATIONS. Each representation and warranty made by the Borrower pursuant to the Note Agreement was true and correct in all material respects when made.

         Section 7.17 COMPLIANCE WITH LAWS. Neither the Borrower nor any Restricted Subsidiary is in violation of any statute, law or governmental rule or regulation or court or arbitrator's judgment, decree or order, in any such case, which either individually or in the aggregate, assuming disclosure of all known facts, would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole).

         Section 7.18 YEAR 2000. The Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem. Based on such review and program, the Borrower represents and warrants that (a) the Borrower's and its Subsidiaries' computer based systems are Year 2000 Compliant or will be Year 2000 Compliant not later than December 30, 1999 and (b) the Year 2000 Problem will not result in a Default or have a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole). The Borrower and its Subsidiaries, to the best of the Borrower's and its Subsidiaries' knowledge, have worked or will work with their relevant customers, suppliers and other service providers to seek to prevent any Year 2000 Problem in such customers', suppliers' and other

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service providers' systems from having a material adverse effect on the
Borrower and its Subsidiaries (taken as a whole).

                              ARTICLE VIII

                               COVENANTS

         Section 8.1 AFFIRMATIVE COVENANTS. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this SECTION 8.1.

                  Section 8.1.1 FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

                  (a) as soon as practicable, but in any event within 60 days after the end of each of the first three quarterly fiscal periods in each Fiscal Year of the Borrower, consolidated (and to the extent that such are being prepared, consolidating) balance sheets of the Borrower and the Restricted Subsidiaries as at the end of such period and the related consolidated (and, as to statements of income and cash flows, if applicable and to the extent that such are being prepared, consolidating) statements of income, surplus or partners' capital, cash flows and stockholders' equity of the Borrower and the Restricted Subsidiaries (i) for such period and (ii) (in the case of the second and third quarterly periods) for the period from the beginning of the current Fiscal Year to the end of such quarterly period, setting forth in each case in comparative form the consolidated and, where applicable and as appropriate, consolidating figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by an authorized financial officer of the Managing General Partner as presenting fairly, in all material respects, the information contained therein (subject to changes resulting from normal year-end adjustments), in accordance with GAAP applied on a basis consistent with prior fiscal periods, provided that delivery within the time period specified above of copies of the Public Partnership's quarterly report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements hereof to the extent such reports otherwise satisfy such requirements;

                  (b) as soon as practicable but in any event within 120 days after the end of each Fiscal Year of the Borrower, consolidated (and to the extent that such are being prepared, consolidating) balance sheets of the Borrower and the Restricted Subsidiaries as at the end of such year and the related consolidated (and, as to statements of income and cash flows, if applicable and to the extent that such are being prepared, consolidating) statements of income, partners' capital, cash flows and stockholders' equity of the Borrower and the Restricted Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the consolidated and, where applicable and to the extent that such are being prepared, consolidating figures for the previous Fiscal Year, all in reasonable detail, provided that delivery within the time period specified above of copies of the Public Partnership's annual report on Form K prepared in compliance with the requirements therefor and filed with the Securities and Exchange

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Commission shall be deemed to satisfy the requirements hereof to the extent such reports otherwise satisfy such requirements, and accompanied by a report thereon of Arthur Andersen LLP or other independent public accountants of recognized national standing selected by the Borrower, which report shall (1) contain no limitation on the scope of the audit and no material qualification or exception and (2) state that such consolidated financial statements present fairly in all material respects the financial position of the Borrower and the Restricted Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP;

                  (c) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters and within 120 days after the end of each Fiscal Year of the Borrower, a certificate, executed by the chief financial Authorized Officer of the Borrower or Managing General Partner, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) (1) compliance with the financial covenants set forth in SECTION 8.2.4, (2) the pro forma Consolidated Cash Flow Coverage of Debt Service, the Consolidated Cash Flow Coverage of Maximum Debt Service and the consolidated Debt of the Borrower and the Restricted Subsidiaries, in each case as set forth in SECTION 8.2.2(h) or, alternatively, a representation that the Borrower did not incur any additional Indebtedness pursuant to SECTION 8.2.2(h) during such fiscal period, (3) the ratio of the Coverage Test set forth in SECTION 8.2.6 and (4) such other information as may reasonably be requested by the Agent and stating that no Event of Default exists, or, if any Event of Default exists, stating the nature and status thereof;

                  (d) promptly upon receipt thereof, copies of all reports, management letters and other detailed information (if any) prepared with respect to the Borrower or any Subsidiary by any independent public accountant in connection with each annual or interim audit of such Person;

                  (e) as soon as possible and in any event within three Business Days after knowledge of the occurrence of each Default, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and propose to take with respect thereto;

                  (f) as soon as possible and in any event within three Business Days after (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy described in SECTION 7.8 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in SECTION 7.8, notice thereof and copies of all documentation relating thereto;

                  (g) within five Business Days after the sending or filing thereof, all reports, registration statements and prospectuses which either the Borrower, the Managing General Partner or the Public Partnership files with the Securities and Exchange Commission or any national securities exchange;

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                  (h) immediately upon becoming, aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto or any assertion against the Borrower or any Subsidiary or any member of the Controlled Group of withdrawal liability of any Multiemployer Plan; and

                  (i) within 60 Business Days after each Fiscal Quarter end, a certificate setting forth the net proceeds from Asset Dispositions, the application of such proceeds as permitted under SECTION 8.2.8, and the mandatory prepayments made as required by SECTION 3.1(c); and

                  (j) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as any Lender through the Agent may from time to time reasonably request.

                  Section 8.1.2 COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of the Restricted Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                  (a) the maintenance and preservation of its existence and qualification as a foreign corporation or partnership; PROVIDED, HOWEVER, that nothing in this SECTION 8.1.2 shall prevent the loss of the existence of any such Subsidiary or any such right or franchise if such loss is, in the judgment of the Borrower, both desirable in the conduct of business of the Borrower and its Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Lenders individually or in the aggregate through a series of related transactions; and

                  (b) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except in each case (1) to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or (2) where the failure to do so would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole).

                  Section 8.1.3 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

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                  Section 8.1.4 INSURANCE. The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain or cause to be maintained with responsible insurance companies, insurance, including self insurance, with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is financially reasonable and customarily obtained by corporations or partnerships similarly situated.

                  Section 8.1.5 BOOKS AND RECORDS. The Borrower will, and will cause each of the Restricted Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions.

                  Section 8.1.6 INSPECTION. The Borrower shall permit the representatives of each Lender, at the expense of the Borrower at any time when a Default or Event of Default has occurred and is in existence and otherwise representatives of any Lender with a Commitment of not less than $10,000,000 with prior written notice at the expense of such Lender, to visit and inspect during normal business hours any of the properties of the Borrower or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants all at such reasonable times and intervals and as often as may be reasonably requested. The Borrower hereby authorizes the Borrower's and the Restricted Subsidiaries' independent accountants, and shall upon such request deliver a letter to the Borrower's and the Restricted Subsidiaries' independent public accountants authorizing them, to reply to and comply with the provisions of this SECTION 8.1.6.

                  Section 8.1.7 ENVIRONMENTAL COVENANT. The Borrower will, and will cause each of the Restricted Subsidiaries to,

                  (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all material necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                  (b) immediately notify the Agent and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Agent any actions and proceedings relating to compliance with Environmental Laws except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

                  (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this SECTION 8.1.7.

                  Section 8.1.8 RANKING/SECURITY. The Borrower will cause the Obligations to be secured and rank pari passu with the Private Placement Debt and the Parity

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Debt. All of the accounts receivable, inventory, customer storage tanks of the Borrower and the Restricted Subsidiaries created or acquired after the date hereof (except tanks financed pursuant to clause (e), (f) and (g) in SECTION 8.2.2) and the General Collateral will be pledged to secure the Parity Debt, the Private Placement Debt and the Obligations. In the event that the Borrower obtains or creates any Restricted Subsidiary (after the date hereof), the Borrower shall cause each such Restricted Subsidiary to issue a guarantee of the Obligations, the Private Placement Debt and the Parity Debt and each such guarantee will be in favor of the Trustee and secured by all the Collateral of such Restricted Subsidiary.

                  Section 8.1.9 CLEAN DOWN PERIOD. The Borrower, for a period of thirty consecutive days during the period of February 1 to May 31 of each calendar year, will (a) make a repayment of the aggregate outstanding principal amount of all Working Capital Loans and all Swing Loans, if any, in an amount sufficient so as to cause such aggregate outstanding principal amount not to exceed $10,000,000 and (b) reduce all Letter of Credit Outstandings, if any, in an amount sufficient so as to cause such aggregate Letter of Credit Outstandings not to exceed $7,500,000.

                  Section 8.1.10 YEAR 2000. From time to time, upon the request of any Lender, the Borrower and the Restricted Subsidiaries shall provide to such Lender such information or documentation as is reasonably requested regarding the status of their efforts to address the Year 2000 Problem.

         Section 8.2 NEGATIVE COVENANTS. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this SECTION 8.2.

                  Section 8.2.1 BUSINESS ACTIVITIES. The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, engage in any material line of business, except those described in the FIRST RECITAL and such activities as may be incidental or related thereto.

                  Section 8.2.2 INDEBTEDNESS. The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, create, incur, assume or (except with respect to CLAUSE (h) below) suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a) Indebtedness identified on Item 8.2.2(a) of the Disclosure Schedule and other Indebtedness existing on the Refunding Effective Date not to exceed $15,000,000;

                  (b) Indebtedness evidenced by the Obligations;

                  (c) Indebtedness evidenced by the Private Placement Debt;

                  (d) additional Indebtedness of the Borrower and the Restricted Subsidiaries which is incurred in connection with additions, improvements or repairs (which may be capitalized on the Borrower's books in accordance with GAAP) of or additions to the assets of the Borrower (which may be secured equally and ratably with the Obligations), and which does

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not, at any time, in the aggregate exceed an amount equal to the net proceeds of any partnership interests sold by the Borrower or capital contributions received by the Borrower designated to finance such additions, repairs or improvements;

                  (e) additional secured Indebtedness incurred in connection with capital lease obligations provided that (1) security shall extend only to such property or asset, (2) the obligation incurred does not exceed the fair market value of such property or asset (each as determined in good faith by the Board of Directors of the Managing General Partner), (3) after giving effect to such debt the Borrower could incur at least $1 of additional Indebtedness pursuant to the incurrence test in clause (h) below and (4) the amount of all such additional secured Indebtedness shall not exceed $10,000,000 in the aggregate;

                  (f) additional secured Indebtedness incurred in connection with purchase money obligations provided that (1) security shall extend only to such property or asset, (2) the obligation incurred does not exceed 85% of the fair market value of such property or asset (as determined in good faith by the Board of Directors of the Managing General Partner), and (3) after giving effect to such debt, the Borrower could incur at least $1 of additional Indebtedness pursuant to the incurrence test in clause (h);

                  (g) additional secured Indebtedness incurred to pay all or a portion of the purchase price of property acquired by the Borrower or to secure obligations incurred in consideration of non-compete agreements, provided that (1) security shall extend only to the property or assets acquired, (2) such obligation does not exceed 85% of the fair market value of such property or asset, or 35% in the case of non-compete obligations (each as determined in good faith by the Board of Directors of the Managing General Partner), and (3) after giving effect to such Indebtedness the Borrower could incur at least $1 of additional Indebtedness pursuant to the incurrence test in clause (h) below;

                  (h) additional Indebtedness of the Borrower and the Restricted Subsidiaries in excess of Indebtedness permitted by clause (a)-(g) above, if (a) the pro forma Consolidated Cash Flow Coverage of Debt Service (including the Indebtedness to be incurred and the repayment of any debt being refinanced and repaid) is greater than 2.50 (as at the end of the most recently ended Fiscal Quarter but giving effect to such additional Indebtedness as set forth in the definition of "Consolidated Cash Flow Coverage of Debt Service"), (b) the Consolidated Cash Flow Coverage of Maximum Debt Service (including the Indebtedness to be incurred and the repayment of any debt being refinanced and repaid) is greater than 1.25 (as at the end of the most recently ended Fiscal Quarter but giving effect to such additional Indebtedness as set forth in the definition of "Consolidated Cash Flow Coverage of Maximum Debt Service"), and (c) the consolidated Debt of the Borrower and the Restricted Subsidiaries (including the Indebtedness to be incurred) to pro forma Consolidated Cash Flow (as at the end of the most recently ended Fiscal Quarter but giving effect to such additional Indebtedness as set forth in the definition below) is less than 5.25:1.00 if prior to December 31, 1999, 5.00:1.00 if thereafter but prior to December 31, 2000, 4.75:1.00 if thereafter but prior to December 31, 2001 and 4.50:1.00 thereafter. Such additional Indebtedness under this clause (h) may be secured equally and ratably with the Obligations.

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                  (i) additional unsecured Indebtedness of the Borrower or
the Restricted Subsidiaries owing to either General Partner or an Affiliate of either General Partner, provided that such Indebtedness (a) does not exceed $20,000,000 in the aggregate at any time outstanding, and (b) is created under an agreement substantially in the form attached hereto as EXHIBIT N, FORM OF INTERCOMPANY NOTE, pursuant to which such Indebtedness is subordinated to the Obligations;

                  (j) any Restricted Subsidiary may become liable with respect to Indebtedness owing to the Borrower or to another Restricted Subsidiary; provided that such Indebtedness is created under an agreement substantially in the form attached hereto as EXHIBIT N, pursuant to which such Indebtedness is subordinated to the Obligations;

                  (k) the Borrower and any Restricted Subsidiary may become liable with respect to certain pre-existing Indebtedness relating to any Person (including any Restricted Subsidiary), business or assets acquired by the Borrower and the Restricted Subsidiaries, provided that: (a) no Default or Event of Default shall have occurred and be continuing, (b) such Indebtedness was not incurred in anticipation of the acquisition of such Person, business or assets, and (c) either (i) the sum of (y) such Indebtedness and (z) the then outstanding Acquisition Loans shall not exceed the greater of $35,000,000 or 40% of Consolidated Net Worth as of the date of incurrence, or (ii) after giving effect to such Person becoming a Restricted Subsidiary or the acquisition of such business or assets, the Borrower and the Restricted Subsidiaries could incur at least $1 of additional Indebtedness subject to the incurrence test in (h) above;

                  (l) Indebtedness pursuant to Interest Rate Agreements; and

                  (m) Indebtedness pursuant to Commodity Hedging Agreements.

NOTWITHSTANDING THE FOREGOING, THE AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF ALL INDEBTEDNESS (OTHER THAN OBLIGATIONS UNDER GUARANTEES IN FAVOR OF HOLDERS OF THE PARITY DEBT, THE PRIVATE PLACEMENT DEBT AND THE OBLIGATIONS) OF RESTRICTED SUBSIDIARIES SHALL NOT EXCEED $10,000,000; PROVIDED, HOWEVER, THAT IN CONNECTION WITH THE BORROWER'S ACQUISITION OF PROPANE CONTINENTAL, INC., VIA THE BORROWER'S RESTRICTED SUBSIDIARY, CORNERSTONE HOLDING, THE FOREGOING RESTRICTION SHALL BE SUSPENDED WITH RESPECT TO INDEBTEDNESS OF CORNERSTONE HOLDING TO THE EXTENT THAT SUCH INDEBTEDNESS IS CREATED UNDER AN AGREEMENT SUBSTANTIALLY IN THE FORM ATTACHED HERETO AS EXHIBIT N, PURSUANT TO WHICH SUCH INDEBTEDNESS IS SUBORDINATED TO THE OBLIGATIONS.

FURTHERMORE, IF NO DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, THE PROVISIONS OF THIS SECTION WILL NOT PREVENT THE BORROWER AND THE RESTRICTED SUBSIDIARIES FROM:

                           (i) becoming liable for Indebtedness secured equally and ratably with the obligations incurred for the purpose of extending, renewing, refunding or refinancing the Private Placement Debt or the Parity Debt, provided that (1) the principal amount of such Indebtedness shall not exceed the principal amount of the Private Placement Debt or the Parity Debt being extended, renewed, refunded or refinanced together with any accrued interest and premium with respect thereto and any costs and

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         expenses related to such renewal, refunding or refinancing and (2)
         such Indebtedness (x) shall not mature prior to the stated maturity of the Parity Debt so exchanged or refinanced and (y) shall have an average life equal to or greater than the remaining average life of the Parity Debt so exchanged or refinanced;

                           (ii) becoming liable for unsecured Indebtedness incurred for the purpose of extending, renewing, refunding or refinancing, the Private Placement Debt or Parity Debt or other Indebtedness provided that (1) the principal amount of such unsecured Indebtedness to be incurred shall not exceed the principal amount of the Parity Debt or other Indebtedness being extended, renewed, refunded or refinanced together with any accrued interest and premium with respect thereto and any costs and expenses related to such extension, renewal, refunding or refinancing and (2) such Indebtedness (x) shall not mature prior to the stated maturity of the Parity Debt or other Indebtedness so exchanged or refinanced and (y) shall have an average life equal to or greater than the remaining average life of the Parity Debt or other Indebtedness so exchanged or refinanced; and

                           (iii) becoming liable for secured Indebtedness other than the Private Placement Debt or Parity Debt incurred for the purpose of extending, renewing, refunding or refinancing permitted secured Indebtedness other than the Private Placement Debt or Parity Debt provided that (1) the principal amount of such secured Indebtedness to be incurred shall not exceed the principal amount of the secured Indebtedness being extended, renewed, refunded or refinanced together with any accrued interest and premium with respect thereto and any costs and expenses related to such extension, renewal, refunding or refinancing, (2) such Indebtedness (x) shall not mature prior to the stated maturity of the Indebtedness so exchanged or refinanced and (y) shall have an average life equal to or greater than the remaining average life of the Indebtedness so exchanged or refinanced, and (3) the security therefor shall not be increased.

                  Section 8.2.3 LIENS. The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens in the Collateral created in favor of the Trustee for the benefit of the Lenders, the Private Placement Debt holders, the holders of Parity Debt and the counterparties to Interest Rate Agreements;

                  (b) Liens in favor of holders of certain specified permitted secured Indebtedness pursuant to clauses (a), (e), (f), (g), (k) and (m) of SECTION 8.2.2 and extensions, renewals, refundings or refinancings thereof permitted pursuant to (i) of the last section of SECTION 8.2.2; provided that Liens with respect to Indebtedness permitted pursuant to clause
(a) shall be in existence on the date hereof and Liens with respect to Indebtedness pursuant to clause (m) may not attach to any property other than commodities subject to the applicable Commodity Hedging Agreement and cash held in margin accounts related directly thereto; and

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                  (c) Liens for taxes, assessments or other governmental
charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (f) judgment Liens (1) in existence less than 15 days after the entry thereof or (2) with respect to which execution has been stayed or
(3) the payment of which is covered in full (subject to a customary deductible or co-insurance amount) by insurance maintained with responsible insurance companies not exceeding $100,000 at any time in existence.

                  (g) Liens on property or assets of any Restricted Subsidiary securing indebtedness of such Restricted Subsidiary to the Borrower or any other Restricted Subsidiary;

                  (h) Liens incurred in connection with self insurance arrangements;

                  (i) Liens incidental to the conduct of its business or ownership of its assets which were not incurred in connection with the borrowing of money and which do not materially impair the use thereof by the Borrower or any Restricted Subsidiary;

                  (j) leases or subleases granted to others, zoning restrictions, easements, licenses, reservations, rights-of-way, restrictions on the use of property or irregularities of title and other similar changes, encumbrances and Liens which do not materially impair the use thereof by the Borrower as any Restricted Subsidiaries;

                  (k) Liens securing Indebtedness described in Item 8.2.2(a) and other Liens described on Item 8.2.3 ("Liens") to the Disclosure Schedule;

                  (l) Liens continued on renewals or extension of Indebtedness previously secured so long as the principal amounts of the Indebtedness secured thereby are not increased;

PROVIDED, HOWEVER, THAT LIENS ON REAL ESTATE SHALL BE LIMITED TO REAL ESTATE ACQUIRED AFTER THE DATE HEREOF SECURING INDEBTEDNESS NOT IN EXCESS OF $500,000 PER FISCAL YEAR.

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                  Section 8.2.4 FINANCIAL CONDITION. The Borrower shall not
permit:

                  (a) the Total Funded Indebtedness to Consolidated Cash Flow Ratio as at the end of any Fiscal Quarter to be greater than 5.25:1.00 at any time on or before December 31, 1999; 5.00:1.00 at any time thereafter on or before December 31, 2000; 4.75:1.00 at any time thereafter on or before December 31, 2001; or 4.50:1.00 at any time thereafter; PROVIDED, THAT, for purposes of this SECTION 8.2.4, if the amount of actual cash on hand of the Borrower and the Restricted Subsidiaries is at least $1,000,000, then not more than $10,000,000 of such actual cash on hand shall be netted against Total Funded Indebtedness; or

                  (b) the ratio of Consolidated Cash Flow to Consolidated Interest Expense as at the end of any Fiscal Quarter to be less than 2.25:1.00 any time on or prior to December 31, 1998 and 2.50:1.00 at any time thereafter.

NOTWITHSTANDING ANY PROVISION IN THE DEFINITION OF "CONSOLIDATED CASH FLOW", FOR THE PURPOSES OF CLAUSE (a) OF THIS SECTION 8.2.4 FOR THE FISCAL QUARTERS ENDING AFTER JUNE 30, 1999, AND CLAUSE (b) OF THIS SECTION 8.2.4 FOR FISCAL QUARTERS ENDING AFTER THE REFUNDING EFFECTIVE DATE, CONSOLIDATED CASH FLOW SHALL BE CALCULATED, AT THE OPTION OF THE BORROWER AS SPECIFIED IN EACH CERTIFICATE DELIVERED PURSUANT TO SECTION 8.1.1(c), FOR (x) THE MOST RECENTLY ENDED FOUR CONSECUTIVE FISCAL QUARTERS OR (y) (1) THE MOST RECENTLY ENDED EIGHT CONSECUTIVE FISCAL QUARTERS DIVIDED BY (2) TWO.

                  Section 8.2.5 INVESTMENTS. Neither the Borrower nor any of the Restricted Subsidiaries will purchase or own any stock or other securities of any other Person, make any acquisitions or make loans or capital contributions to or guarantee the obligations of any other Person (other than guarantees that would be permitted as Indebtedness under SECTION 8.2.2) or make any other Investments, except:

                  (a) investments, advances and loans by the Borrower to any Restricted Subsidiary and investments, advances or loans to the Borrower by any Restricted Subsidiary;

                  (b) extensions of trade credit and advances to third parties in the ordinary course of business;

                  (c) loans and advances to officers and employees in the ordinary course of business in amounts not in excess of $2,500,000 at any time outstanding;

                  (d) investments received in connection with the exercise of customary creditors' rights upon default;

                  (e) guarantees (excluding guarantees of Indebtedness) undertaken in the ordinary course of business;

                  (f) investments in Interest Rate Agreements and Commodity Hedging Agreements;

                  (g) investments in short-term, high quality marketable securities;



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                  (h) investments in Capital Stock or other equity interests, but only if, upon completion of such transactions, the issuer of such equity interests becomes a Restricted Subsidiary;

                  (i) investments (other than those included in (h) above) in the Capital Stock of, or joint venture, partnership or other equity interests in, or the contributions to capital in the ordinary course of business of,
(1) an Unrestricted Subsidiary whose primary business is the purchase and sale of propane or other petroleum products on a wholesale basis in an aggregate amount of up to $3,000,000 and (2) its Unrestricted Subsidiaries in an aggregate amount of up to (x) $10,000,000 per Fiscal Year and (y) on a cumulative basis, no more than 10% of Consolidated Net Worth, in each case, to be increased by the net proceeds of any partnership interests sold by the Borrower or capital contributions received by the Borrower from the Managing General Partner designated to finance such investments, in each case, without duplication, net of any cash distributions received from all Unrestricted Subsidiaries for such period; PROVIDED, THAT, both immediately before and after giving effect to each such investment, (x) no Default or Event of Default shall have occurred and be continuing and (y) the Borrower is in compliance with the Coverage Test set forth in SECTION 8.2.6(a); and

                  (j) acquisitions of Persons engaged in the Propane Distribution Business to the extent that (1) both before and after each acquisition, each of the statements contained in Section 6.2.1(a), (b) and
(c) shall be true and correct and (2) after each acquisition in excess of $15,000,000, the Borrower shall deliver to the Agent a certificate demonstrating compliance with the covenants contained in SECTION 8.2.4.

                  Section 8.2.6 RESTRICTED PAYMENTS, ETC.

                  (a) The Borrower will not make any Restricted Payment, other than:

                           (i) dividend payments needed to pay the tax liability and legal, accounting and other professional fees and expenses of the Managing General Partner

                           (ii) provided that (i) no Default or an Event of Default exists, both immediately before and after giving effect to such Restricted Payment and (ii) the pro forma ratio of the Coverage Test is greater than 2.25:1.00 prior to December 31, 1998, or 2.50:1.00 thereafter, for the period of four Fiscal Quarters immediately preceding the date of such Restricted Payment, quarterly Restricted Payments in an aggregate amount not to exceed Available Cash in the preceding Fiscal Quarter. Upon satisfaction of the Coverage Test and subsequent declaration by the Borrower, Restricted Payments must be made within 60 days and if the Restricted Payment would have been permitted as of the date of such declaration, such Restricted Payment shall be permitted if made during such 60 day period.

                  (b) The Borrower will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, or pay any

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indebtedness owed to the Borrower, (b) make loans or advances to the Borrower or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reason of customary non-assignment provisions in any lease governing a leasehold interest or other contract entered into in the ordinary course of business consistent with past practices.

                  Section 8.2.7 CONSOLIDATION, MERGER, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, merge or consolidate with any Person, and the Borrower will not, and will not permit, any Restricted Subsidiary to, transfer all or substantially all its assets to any Person, except:

                  (a) any Restricted Subsidiary may consolidate with or merge into or transfer all or substantially all of its assets to the Borrower or any other Restricted Subsidiary;

                  (b) any entity may consolidate with or merge into the Borrower or a Restricted Subsidiary if the Borrower or a Restricted Subsidiary is the surviving entity and after giving effect to such transaction (a) the Borrower's Consolidated Net Worth shall not be less than its Consolidated Net Worth immediately prior to such transaction (without regard to purchase accounting adjustments), (b) neither the Borrower nor any of its Subsidiaries shall be liable with respect to Indebtedness or allow its property to be subject to any Lien which is not permitted hereby, (c) the Borrower can incur at least $1 of additional Indebtedness pursuant to clause
(h) under Section 8.2.2; provided, however, this provision (b) (c) shall not apply if the consolidating or merging Person has no outstanding Indebtedness,
(d) substantially all of the assets and business of the Borrower and the Restricted Subsidiaries are located in the U.S., and (e) at the time of such merger or consolidation, and after giving effect thereto, no Default or Event of Default shall exist; and

                  (c) the Borrower may consolidate or merge with another Person or transfer all or substantially all its assets to another entity if
(a) the surviving or transferee entity is a corporation or limited partnership organized under U.S. law and such entity assumes all of the obligations under the Agreement and the Security Documents and delivers a legal opinion reasonably acceptable to Required Lenders to the effect that the assumption agreement has been duly authorized, executed and delivered by and is enforceable against the successor; and (b) after giving effect to such transaction (i) such entity shall not have a consolidated net worth of less than the Consolidated Net Worth of the Borrower immediately prior to such transaction (without regard to purchase accounting adjustments); (ii) such entity shall not be liable with respect to Indebtedness or allow its property to be subject to any Lien which is not permitted hereby; (iii) such entity can incur at least $1 of additional Indebtedness pursuant to clause (h) under
Section 8.2.2; provided, however, this provision (c)(b)(iii) shall not apply if the consolidating or merging entity has no outstanding Indebtedness; (iv) substantially all the assets and business of such entity are located in the U.S.; and (v) at the time of such merger, consolidation, sale or other transaction no Default or Event of Default shall exist.

                  Section 8.2.8 ASSET DISPOSITIONS, ETC. Except in connection with a transaction permitted under Section 8.2.7, and investments in Restricted Subsidiaries or

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

Unrestricted Subsidiaries permitted under Section 8.2.5, neither the Borrower nor any of the Restricted Subsidiaries may sell or dispose of any portion of its property (excepting abandonment, sale of inventory or other dispositions in the ordinary course of business), or sell equity interests in any Restricted Subsidiary to any third party (all of the foregoing, are herein called "Asset Dispositions"), unless:

                  (a) immediately before and after giving effect to such transaction, no Default or Event of Default shall exist or be continuing;

                  (b) an amount equal to the net after-tax proceeds from such Asset Dispositions in excess of $7,500,000 per fiscal year and $30,000,000 over the life of the Agreement have been spent within 90 days before the sale of such assets or are committed to be expended within 365 days after the sale of such assets for assets in the United States in a line of business as described in Section 8.2.1 and which assets, to the extent the assets so sold, constituted a portion of the General Collateral, shall be added to the Collateral, or for the making of (or offering to make) pro rata principal payments on the Parity Debt, the Private Placement Debt (including any premium that may be due thereon in connection with any such prepayment) and the Obligations (to the extent prepayment is as a result of such Asset Disposition as required by the terms hereof) and a certificate has been received by the Agent attesting to the receipt of fair value for the assets, as determined by the Board of Directors of the Managing General Partner, and to the proper application of the proceeds, and

                  (c) 70% or more of the consideration received is in the form of cash or marketable securities; provided however, that the amount of
(1) any liabilities (as shown on the Borrower's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Borrower or any Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Obligations) that are assumed by the transferee of any such assets and (2) any notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are promptly converted into cash (to the extent of the cash received), shall be deemed to be cash for the purposes of this clause
(c) and provided further that any sale of assets not in excess of $1,000,000 may be made for a cash consideration (subject to the same assumptions) not less than 25% of the consideration therefor.

Dispositions of Collateral made in accordance with this Section 8.2.8 shall be made free and clear of the liens securing the Parity Debt. Notwithstanding the foregoing, the Borrower and the Restricted Subsidiaries may sell or dispose of (i) real property assets sold or disposed of within 12 months of the acquisition of such assets, and (ii) all other assets sold or disposed of within 6 months of the acquisition of such assets, in each case constituting a portion of an acquired business, if (y) such assets are specifically designated to the Agent in writing at the time of acquisition or within 30 business days thereafter as assets designated to be disposed of, and (z) a certificate of the Managing General Partner has been received by the Trustee attesting to the receipt of fair value for the assets. Such sales under this paragraph will not be applied towards the annual or cumulative limitations in the preceding paragraph.

Notwithstanding the foregoing, the Borrower may at any time exchange assets for other like assets in a line of business in which the partnership or the Restricted Subsidiaries are engaged provided the fair market values of the assets included in such exchange are substantially equivalent and the total book value of assets exchanged in (i) any such transaction shall not exceed 7.5% of then consolidated total assets of the Borrower, (ii) all such transactions in any one year shall not exceed 15% of then consolidated total assets of the Borrower or (iii) all such transactions after the date of the Agreement shall not exceed 30% of then consolidated total assets of the Borrower. With respect to the

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exchange of assets in any one transaction in excess of $10,000,000, a fairness opinion satisfactory to the Required Lenders shall be obtained.

                  Section 8.2.9 MODIFICATION OF CERTAIN AGREEMENTS. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any document or instrument evidencing or applicable to the Private Placement Debt, which increases any amount payable thereunder or shortens the terms thereof or increases any installment or required prepayment.

                  Section 8.2.10 TRANSACTIONS WITH AFFILIATES. Except for the transactions or conduct listed in Item 8.2.10 ("Transactions with Affiliates") of the Disclosure Schedule, the Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate, including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, to the Borrower's or such Restricted Subsidiary's business except upon fair and reasonable terms that are no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those which might be obtained in an arm's-length transaction at the time such transaction is agreed upon from Persons which are not such an Affiliate, provided that the foregoing limitations and restrictions shall not apply to any transaction between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries, or to loans and advances to officers and employees made in the ordinary course of business up to $2,500,000 at any time outstanding.

                  Section 8.2.11 NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted herein) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document.

                  Section 8.2.12 LIMITATION ON ISSUANCE OF SUBSIDIARY STOCK. Except as otherwise permitted herein, the Borrower shall not permit any of the Restricted Subsidiaries to, directly or indirectly, issue, contingently or otherwise, any shares of any Restricted Subsidiary's Capital Stock, warrants, rights or options to purchase or acquire shares of such Restricted Subsidiary's Capital Stock, except to the Borrower or any of the other Restricted Subsidiaries.

                  Section 8.2.13 OPERATING LEASES. The aggregate obligations of the Borrower and the Restricted Subsidiaries for the payment of rent for any property under lease or agreement to lease (excluding obligations of the Borrower and the Restricted Subsidiaries under or with respect to Synthetic Leases) for any Fiscal Year shall not exceed the greater of (a) $10,000,000 and (b) 15% of Consolidated Cash Flow of the Borrower and the Restricted Subsidiaries for, at the option of the Borrower as specified in each certificate delivered pursuant to Section 8.1.1(c), (i) the most recently ended four consecutive Fiscal Quarters or (ii) (A) the most recently ended eight consecutive Fiscal Quarters divided by (B) two; provided, however, that any payment of rent for any property under lease or agreement to lease for a term of less than one year (after giving effect to all automatic renewals) shall not be subject to this Section 8.2.13.

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                  Section 8.2.14 DESIGNATION OF RESTRICTED AND UNRESTRICTED
SUBSIDIARIES. The Borrower may designate any Restricted Subsidiary or newly acquired or formed subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary or newly acquired or formed subsidiary as a Restricted Subsidiary, in each case subject to satisfaction of each of the following conditions:

                           (i) immediately before and after giving effect to such designation, no Default or Event of Default shall exist and be continuing;

                           (ii) the Borrower would have been in compliance with every provision of this Agreement as at the end of the most recently ended Fiscal Quarter as if such designation had taken place as at the commencement of the four Fiscal Quarter period ending at such Fiscal Quarter end;

                           (iii) the designation of Unrestricted Subsidiaries after the Refunding Effective Date shall not exceed at any time 5% of the Borrower's consolidated assets;

                           (iv) after giving effect to such designation, (y) the Borrower would be permitted to incur at least $1 of additional Indebtedness in accordance with the provisions of clause (h) of SECTION 8.2.2, other than in the case of a designation of an Unrestricted Subsidiary that does not have any Indebtedness as a Restricted Subsidiary, and (z) the Borrower and the Restricted Subsidiaries would not be liable with respect to any Indebtedness or guarantee, would not own any Investments and their property would not be subject to any Lien not permitted by the terms of SECTION 8.2.2, SECTION 8.2.3 and SECTION 8.2.5;

                           (v) in the case of a designation as an Unrestricted Subsidiary, (x) if such designation (and all other prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries during the then current Fiscal Year) were deemed to constitute a sale by the Borrower of all the assets (other than cash in the case of newly acquired or newly formed businesses) of the Subsidiary so designated, such sale would be in compliance with section (a) of SECTION 8.2.8 and (y) if such designation (and all other prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries during the current fiscal year) were deemed to constitute an Investment by the Borrower in respect of all the assets of the Borrower so designated, such Investment would be in compliance with clause (i) of SECTION 8.2.5, in each case with the net proceeds of such sale or the amount of such Investment being deemed to equal the net book value of such assets in the case of a Restricted Subsidiary or the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary, PROVIDED, that this subdivision (v) shall not apply to an acquisition or formation by the Borrower or a Restricted Subsidiary of a newly acquired or formed Unrestricted Subsidiary to the extent such acquisition or formation (1) is funded solely by the net cash proceeds received by the Borrower from either General Partner or the Public Partnership as a capital contribution or as

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         consideration for the issuance by the Borrower of additional partnership interests or (2) the assets involved in such acquisition are acquired in exchange for additional partnership interests of the Borrower or the Public Partnership;

                           (vi) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not have been an Unrestricted Subsidiary prior to being designated a Restricted Subsidiary;

                           (vii) the Borrower shall deliver to each Lender, within 20 Business Days after any such designation, an Officer's Certificate stating the effective date of such designation and stating that the foregoing conditions have been satisfied. Such certificate shall be accompanied by a schedule setting forth in reasonable detail the calculations demonstrating compliance with such conditions, where appropriate; and

                           (viii) in the case of the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, such new Restricted Subsidiary shall be deemed to have (a) made or acquired all Investments owned by it and (b) incurred all Indebtedness owing by it and all Liens to which it or any of its properties are subject, on the date of such designation.

                  Section 8.2.15 ORGANIC DOCUMENTS. The Borrower will not, and will not permit any Subsidiary, to alter any Organic Document of such entity in any manner which would have a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and the Restricted Subsidiaries (taken as a whole).

                  Section 8.2.16 CORNERSTONE SALES & SERVICE CORPORATION. The Borrower shall not make any Investment in nor extend any Indebtedness to Cornerstone Sales & Service Corporation if all Investments therein (less returns of capital thereon other than dividends and noncapital distributions) plus all such outstanding Indebtedness, taken together, would at any time be in the aggregate greater than $10,000,000.

                                ARTICLE IX

                             EVENTS OF DEFAULT

         Section 9.1 LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 9.1 shall constitute an "EVENT OF DEFAULT".

                  Section 9.1.1 NON-PAYMENT OF OBLIGATIONS. The Borrower shall default in the payment or prepayment when due of any principal of any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five Business Days) in the payment when due of any interest, fee or other Obligation.

                  Section 9.1.2 BREACH OF WARRANTY. Any material representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf

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of the Borrower or any other Obligor to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to ARTICLE VI) is or shall be incorrect when made in any material respect.

                  Section 9.1.3 NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Obligor shall default in the due performance and observance of any Obligation or agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after actual knowledge thereof by a Responsible Officer.

                  Section 9.1.4 DEFAULT ON OTHER INDEBTEDNESS. The Borrower or any Restricted Subsidiary shall default (after notice and the expiration of any applicable grace period) in the payment of any amount of principal, premium or interest on any Indebtedness (other than the Notes), or any event shall occur or condition shall exist in respect of any Indebtedness of the Borrower or any of the Restricted Subsidiaries (other than the Notes) and the effect of such event or condition is to cause (or to permit the holders of such Indebtedness to cause) such Indebtedness to become due before its stated maturity, in each case, if the outstanding principal balance of such Indebtedness is in excess of $10,000,000 in the aggregate.

                  Section 9.1.5 JUDGMENTS. Any judgment or order for the payment of money in excess of $10,000,000, net of insurance coverage, shall be rendered against the Borrower or any Restricted Subsidiary and

                           (i) such judgment or order is non appealable, has not been stayed pending appeal, or all rights to appeal such judgment have expired or been exhausted; and

                           (ii) such judgment or order shall remain undischarged for a period of sixty consecutive days after the date due.

                  Section 9.1.6 PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to the PBGC, in excess of $500,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

                  Section 9.1.7 CHANGE IN CONTROL. Any Change in Control shall occur.

                  Section 9.1.8 BANKRUPTCY, INSOLVENCY, ETC. Any of the following events shall occur:

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                  (a) filing by or on the behalf of the Borrower or the
Managing General Partner of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar act or law, state or federal, now or hereafter existing ("BANKRUPTCY LAW"), or any action by the Borrower or the Managing General Partner for, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of the Borrower or the Managing General Partner, or of all or a substantial part of its property; or the making by the Borrower or the Managing General Partner of any assignment for the benefit of creditors; or the admission by the Borrower or the Managing General Partner in writing of its inability to pay its debts as they become due; or

                  (b) filing of any involuntary petition against the Borrower or the Managing General Partner in bankruptcy or seeking reorganization, arrangement, readjustment or its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable Federal or state law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over the Borrower or the Managing General Partner or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or the Managing General Partner or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or the Managing General Partner and continuance of any such event for 60 consecutive days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged; or

                  (c) filing by or on the behalf of any Restricted Subsidiary of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law, or any action by any Restricted Subsidiary for, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of such Restricted Subsidiary or of all or a substantial part of its property; or the making by any Restricted Subsidiary of any assignment for the benefit of creditors; or the admission by any Restricted Subsidiary in writing of its inability to pay its debts as they become due; or

                  (d) filing of any involuntary petition against any Restricted Subsidiary in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable Federal of state law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over any Restricted Subsidiary or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of any Restricted Subsidiary or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any Restricted Subsidiary; and continuance of any such event for 60 consecutive

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days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged; or

                  (e) taking any action authorizing, or in furtherance of, any of the foregoing by the Borrower, the Managing General Partner or any Restricted Subsidiary.

                  Section 9.1.9 IMPAIRMENT OF SECURITY, ETC. Any of the Security Documents or documents guaranteeing the Notes shall cease in any material respect to be in full force and effect or shall be declared to be null and void in whole or in a material part by the final judgment (which is non-appealable or has not been stayed pending appeal or as to which all rights to appeal have expired or have been exhausted) of a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by or on behalf of the Borrower or any Restricted Subsidiary or the Borrower or any Restricted Subsidiary shall renounce any of the same or deny that it has any or further liability thereunder.

                  Section 9.1.10 SPLIT-UP. Any order, judgment or decree is entered in any proceeding against the Borrower decreeing a split-up of the Borrower which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Restricted Subsidiary whose assets represent a substantial part, of the consolidated assets of the Borrower and Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Restricted Subsidiary, which shall have contributed a substantial part of the consolidated Net Income of the Borrower and the Restricted Subsidiaries for any of the three fiscal years then most recently ended, and such order, judgment or decree shall not be dismissed or execution thereon stayed pending appeal or review within 60 days after entry thereof, or in the event of such a stay, such order, judgment or decree or decree shall not be dismissed within 60 days after such stay expires.

                  Section 9.1.11 GENERAL PARTNERS. Any change to any Organic Document of either General Partner which would have a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Borrower and its Subsidiaries (taken as a whole).

         Section 9.2 ACTION IF BANKRUPTCY. If any Event of Default described in SECTION 9.1.8 shall occur, the Commitments and any obligation of the Issuer to issue Letters of Credit (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans, the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit and all other Obligations shall automatically be and become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

         Section 9.3 ACTION IF OTHER EVENT OF DEFAULT.

                  (a) If any Event of Default (other than any Event of Default described in SECTION 9.1.8) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower:


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                           (i) declare the commitment of each Lender to make
         Loans and any obligation of the Issuer to issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

                           (ii) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable as cash collateral for the obligations thereunder;

                           (iii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable (including, without limitation, amounts due under SECTION 5.4), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

                           (iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

                  (b) The right of the Lenders to make any declaration or acceleration by virtue of an Event of Default described in SECTIONS 9.1.1 -9.1.11 (excluding, however, proceedings under SECTION 9.1.8), however, is subject to the condition that if, at, any time before such declaration, such Event of Default is cured by or for the account of the Borrower, then in every such case any such default and its consequences shall be deemed to be annulled, but no such annulment shall extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon.

                  (c) The affirmative vote of Lenders holding at least 66-2/3% of the outstanding principal amount of the Obligations may rescind or annul the acceleration at any time; PROVIDED, THAT, all Events of Default have been cured or waived at such time.

                  (d) The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                              ARTICLE X

                              THE AGENT

         Section 10.1 APPOINTMENT AND AUTHORIZATION. ERROR! BOOKMARK NOT DEFINED. Each Lender hereby irrevocably (subject to SECTION 10.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated

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to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

                  (b) The Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and (except for so long as the Agent has agreed herein or may agree at the request of the Required Lenders) to act for the Issuer with respect thereto; PROVIDED, HOWEVER, that the Issuer shall have all of the benefits and immunities (i) provided to the Agent in this ARTICLE X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this ARTICLE X, included the Issuer with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuer.

         Section 10.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         Section 10.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value or title to any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

         Section 10.4 RELIANCE BY AGENT. ERROR! BOOKMARK NOT DEFINED. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have

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been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in SECTION 6.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

         Section 10.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with ARTICLE IX; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         Section 10.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and its Subsidiaries hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects,

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operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

         Section 10.7 INDEMNIFICATION OF AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         Section 10.8 AGENT IN INDIVIDUAL CAPACITY. BofA and each other Lender that may become the Agent and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BofA (or such other Lender) were not the Agent or the Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA (or such other Lender) or their respective Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA (or other Lender) shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent or the Issuer.

         Section 10.9 SUCCESSOR AGENT. The Agent may, and at the request of the Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's

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resignation hereunder as Agent, the provisions of this ARTICLE X and SECTIONS
11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Any successor agent shall have a market capitalization equal to or greater than $500,000,000. Notwithstanding the foregoing, BofA may not be removed as the Agent at the request of the Required Lenders unless BofA shall also simultaneously be replaced as the Issuer hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

         Section 10.10 WITHHOLDING TAX. ERROR! BOOKMARK NOT DEFINED. If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent and the Borrower, to deliver to the Agent (with a copy to the Borrower):

                           (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 (or any successor forms) before the payment of any interest in the first calendar year and before the payment of any interest, in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 (or any successor form) before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9 (or any successor form); and

                           (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

SUCH LENDER AGREES TO PROMPTLY NOTIFY THE AGENT AND THE BORROWER OF ANY CHANGE IN CIRCUMSTANCES WHICH WOULD MODIFY OR RENDER INVALID ANY CLAIMED EXEMPTION OR REDUCTION.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

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

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by SUBSECTION (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Government Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including attorney costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         Section 10.11 COLLATERAL MATTERS.

         Except as otherwise expressly provided in the Intercreditor
Agreement:

                  (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

                  (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to authorize the release of any Lien granted for the benefit of the Agent and the Lenders upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or
(vi) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in SECTION 11.1. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to authorize the release of particular types or items of Collateral pursuant to this SECTION 10.11(b).

                  (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Borrower or any Subsidiary) that the Borrower's and the other Obligors' obligations to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any Lien on real property collateral now or hereafter granted to such Lender.

                                   ARTICLE XI

                             MISCELLANEOUS PROVISIONS

         Section 11.1 WAIVERS, AMENDMENTS, ETC. Except as expressly provided in the Intercreditor Agreement, the provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification or waiver which would:

                  (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                  (b) modify this SECTION 11.1, change the definition of "REQUIRED LENDERS", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in ARTICLE III, release any substantial portion of collateral security, except as otherwise specifically provided in any Loan Document, extend the Loan Commitment Termination Date or Stated Maturity Dates (other than pursuant to SECTION 3.1.1) or change the interest provisions contained in SECTION 3.2 shall be made without the consent of each Lender and each holder of a Note;

                  (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan; or

                  (d) affect adversely the interests, rights or obligations of the Agent shall be made without consent of the Agent.

Notwithstanding the foregoing, increases in the Working Capital Loan Commitments in accordance with SECTION 2.8 shall not require the consent of each Lender and each holder of a Note.

NO FAILURE OR DELAY ON THE PART OF THE AGENT, ANY LENDER OR THE HOLDER OF ANY
NOTE IN EXERCISING ANY POWER OR RIGHT UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL OPERATE AS A WAIVER THEREOF, NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY SUCH POWER OR RIGHT PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER POWER OR RIGHT. NO NOTICE TO OR DEMAND ON THE BORROWER IN ANY CASE SHALL ENTITLE IT TO ANY NOTICE OR DEMAND IN SIMILAR OR OTHER CIRCUMSTANCES. NO WAIVER OR APPROVAL BY THE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL, EXCEPT AS MAY BE OTHERWISE STATED IN SUCH WAIVER OR APPROVAL, BE APPLICABLE TO SUBSEQUENT TRANSACTIONS. NO WAIVER OR APPROVAL HEREUNDER SHALL REQUIRE ANY SIMILAR OR DISSIMILAR WAIVER OR APPROVAL THEREAFTER TO BE GRANTED HEREUNDER.

         Section 11.2 NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by Telex or by facsimile and addressed, delivered or transmitted to such party at its address, Telex or facsimile number set forth below its signature hereto or, with respect to Persons that become Lenders after the date hereof, set forth in the Assignment and Acceptance Agreement or at such other address, Telex or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by Telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of Telexes).

         Section 11.3 PAYMENT OF COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable expenses of the Agent and the Arranger (including the reasonable fees and out-of-pocket expenses of counsel to the Agent and the Arranger and of local counsel, if any, who may be retained by counsel to the Agent) in connection with

                  (a) the negotiation, preparation, execution, delivery and syndication of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

                  (b) the filing, recording, refiling or re-recording of the Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or re-recorded by the terms hereof or of the Security Agreement, and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

THE BORROWER FURTHER AGREES TO PAY, AND TO SAVE THE AGENT, THE ARRANGER AND THE LENDERS HARMLESS FROM ALL LIABILITY FOR, ANY STAMP OR OTHER TAXES WHICH MAY BE PAYABLE IN CONNECTION WITH THE EXECUTION OR DELIVERY OF THIS AGREEMENT, THE BORROWINGS HEREUNDER, OR THE ISSUANCE OF THE NOTES OR ANY OTHER LOAN DOCUMENTS. THE BORROWER ALSO AGREES TO REIMBURSE THE AGENT,

THE ARRANGER AND EACH LENDER UPON DEMAND FOR ALL REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND LEGAL EXPENSES) INCURRED BY THE AGENT, THE ARRANGER OR SUCH LENDER IN CONNECTION WITH (x) THE NEGOTIATION OF ANY RESTRUCTURING OR "WORK-OUT" WHETHER OR NOT CONSUMMATED, OF ANY OBLIGATIONS AND (y) THE ENFORCEMENT OF ANY OBLIGATIONS.

         Section 11.4 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent, the Arranger and each Lender and each of their respective officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or the use of any Letter of Credit;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any Subsidiary of any Hazardous Material; or

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary,

EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING FOR THE ACCOUNT OF A PARTICULAR INDEMNIFIED PARTY BY REASON OF THE RELEVANT INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE BORROWER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW.

         Section 11.5 SURVIVAL. The obligations of the Borrower under SECTION 5,3, 5.4, 5.5, 5.6, 11.3 and 11.4, and the obligations of the Lenders under
SECTION 10.1, shall in each case survive until the applicable statute of limitations has run on the bringing of any action thereon any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         Section 11.6 SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.7 HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         Section 11.8 EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Agent and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

         Section 11.9 GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. On the Refunding Effective Date, this Agreement, the Notes, the Security Agreement and the other Loan Documents shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto (including any commitment letters or term sheets).

         Section 11.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that:

                  (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders (and any attempted or purported assignment or transfer in contravention of the foregoing shall be null and void); and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to SECTION 11.11.

         Section 11.11 SALE AND TRANSFER OF LOANS AND NOTES; PARTICIPATIONS IN ITS LOANS AND NOTES. Each Lender may assign or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this
SECTION 11.11.

                  Section 11.11.1     ASSIGNMENTS.  Any Lender,

                  (a) with the written consents of the Borrower and the Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions; PROVIDED that such consent of the Borrower shall not be required at any time a Default has occurred and is continuing, and

                  (b) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender

(EACH PERSON DESCRIBED IN EITHER OF THE FOREGOING CLAUSES AS BEING THE PERSON TO WHOM SUCH ASSIGNMENT AND DELEGATION IS TO BE MADE, BEING HEREINAFTER REFERRED TO AS AN "ASSIGNEE LENDER"), ALL OR ANY RATABLE PART OF SUCH LENDER'S TOTAL LOANS AND COMMITMENTS, PRO-RATED IN ACCORDANCE WITH THE RESPECTIVE AMOUNTS OF THE ACQUISITION LOAN COMMITMENT (IF ANY) AND THE WORKING CAPITAL LOAN COMMITMENT OF SUCH LENDER, IN A MINIMUM AGGREGATE AMOUNT OF $5,000,000; PROVIDED, HOWEVER, THAT ANY SUCH ASSIGNEE LENDER WILL COMPLY, IF APPLICABLE, WITH THE PROVISIONS CONTAINED IN THE LAST SENTENCE OF SECTION
5.6 AND IN SECTION 10.10 AND PROVIDED, FURTHER, HOWEVER, THAT THE BORROWER, EACH OTHER OBLIGOR AND THE AGENT SHALL BE ENTITLED TO CONTINUE TO DEAL SOLELY AND DIRECTLY WITH SUCH LENDER IN CONNECTION WITH THE INTERESTS SO ASSIGNED AND DELEGATED TO AN ASSIGNEE LENDER UNTIL

                  (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

                  (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agent an Assignment and Acceptance Agreement, accepted by the Agent, and

                  (e) the processing fees described below shall have been paid.

FROM AND AFTER THE DATE THAT THE AGENT ACCEPTS SUCH ASSIGNMENT AND ACCEPTANCE AGREEMENT, (x) THE ASSIGNEE LENDER THEREUNDER SHALL BE DEEMED AUTOMATICALLY TO HAVE BECOME A PARTY HERETO AND TO THE EXTENT THAT RIGHTS AND OBLIGATIONS HEREUNDER HAVE BEEN ASSIGNED AND DELEGATED TO SUCH ASSIGNEE LENDER IN CONNECTION WITH SUCH ASSIGNMENT AND ACCEPTANCE AGREEMENT, SHALL HAVE THE RIGHTS AND OBLIGATIONS OF A LENDER HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS, AND (y) THE ASSIGNOR LENDER, TO THE EXTENT THAT RIGHTS AND OBLIGATIONS HEREUNDER HAVE BEEN ASSIGNED AND DELEGATED BY IT IN CONNECTION WITH SUCH ASSIGNMENT AND ACCEPTANCE AGREEMENT, SHALL BE RELEASED FROM ITS OBLIGATIONS HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS. SUCH ASSIGNEE LENDER MUST ALSO PAY A PROCESSING FEE TO THE AGENT UPON DELIVERY OF ANY ASSIGNMENT AND ACCEPTANCE AGREEMENT IN THE AMOUNT OF $3,500. ANY ATTEMPTED ASSIGNMENT AND DELEGATION NOT MADE IN ACCORDANCE WITH THIS SECTION 11.11.1 SHALL BE NULL AND VOID.

                  Section 11.11.2 PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "PARTICIPANT") participating interests (or a subparticipating interest, in the case of a Lender's participating interest in a Letter of Credit) in any of the Loans, Commitments, or other interests of such Lender hereunder; PROVIDED, HOWEVER, that

                  (a) no participation contemplated in this SECTION 11.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

                  (c) the Borrower, each other Obligor and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                  (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in CLAUSE (b) or (c) of SECTION 11.1, and

                  (e) the Borrower shall not be required to pay any amount under SECTIONS 5.3, 5.4, 5.5 OR 5.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

THE BORROWER ACKNOWLEDGES AND AGREES THAT, SUBJECT TO THE PRECEDING SENTENCE, EACH PARTICIPANT, FOR PURPOSES OF SECTIONS 5.3, 5.4, 5.5, 5.6, 5.8, 5.9, 11.3 AND 11.4, SHALL BE CONSIDERED A LENDER.

         Section 11.12 OTHER TRANSACTIONS. Nothing contained herein shall preclude the Agent, the Arranger or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan document, with the Borrower or any of the Borrower's Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         Section 11.13 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE INTERCREDITOR AGREEMENT, AT

THE AGENT'S OPTION, IN THE COURTS OF AND JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         Section 11.14 WAIVER OF JURY TRIAL. EACH OF THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         Section 11.15 OTHER DEBT. (a) Pursuant to Section 20 of the Intercreditor Agreement, each Lender agrees to be bound by the terms of the Intercreditor Agreement.

                  (b) Each Lender (i) acknowledges the existence and validity of the obligations represented by the Private Placement Debt and (ii) agrees to refrain from making or asserting any claim that the Note Agreement or the obligations represented by the Private Placement Debt are invalid or not enforceable in accordance with its or their terms as a result of the circumstances surrounding the incurrence of such obligations.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                CORNERSTONE PROPANE, L.P.

                                 By:     CORNERSTONE PROPANE GP, INC.
                                 Its:    Managing General Partner



                                 By:
                                         -------------------------------------
                                 Name:   Ronald J. Goedde
                                 Title:  Executive Vice President and Chief
                                         Financial Officer

                                 Address:     c/o Cornerstone Propane Partners
                                              432 Westridge Drive
                                              Watsonville, CA 95076
                                 Facsimile #: (408) 724-4038
                                 Attention:   Ronald J. Goedde

                                      BANK OF AMERICA NATIONAL TRUST AND
                                      SAVINGS ASSOCIATION, as Agent

                                      By:
                                          ----------------------------------
                                      Name:    Daryl G. Patterson
                                      Title:   Vice President

                                      Address:     Corporate Banking - Houston
                                                   333 Clay Street, Suite 4550
                                                   Houston, TX 77002-4103
                                      Facsimile #: (713) 651-4808
                                      Attention:   Daryl G. Patterson

                                      BANK OF AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION



                                      By:
                                          -----------------------------------
                                      Name:    Daryl G. Patterson
                                      Title:   Vice President

                                      Address:     Corporate Banking - Houston
                                                   333 Clay Street, Suite 4550
                                                   Houston, TX 77002-4103
                                      Facsimile #: (713) 651-4808
                                      Attention:   Daryl G. Patterson

                                     UNION BANK OF CALIFORNIA, N.A.


                                     By:
                                            ---------------------------------
                                     Name:
                                            ---------------------------------
                                     Title:
                                            ---------------------------------

                                     Address:     445 South Figueroa Street
                                                  Los Angeles, CA  90071-1602
                                     Facsimile #: (213) 236-4096
                                     Attention:   Walter M. Roth

                                     BANKBOSTON, N.A.


                                     By:
                                           -----------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                            ----------------------------------

                                     Address:     100 Federal Street
                                                  01-08-04
                                                  Boston, MA 02110
                                     Facsimile #: (617) 434-3652
                                     Attention:   Chris Holmgren or John Donahue

                            FIRST UNION NATIONAL BANK


                            By:
                                 ------------------------------------------
                            Name:
                                  -----------------------------------------
                            Title:
                                   ----------------------------------------

                            Address:     First Union Capital Markets Group
                                         NC0735
                                         One First Union Center
                                         301 South College Street
                                         Charlotte, NC  28288-0735
                            Facsimile #: (704) 383-6670
                            Attention:   Joe K. Dancy

                            BANK OF NOVA SCOTIA


                            By:
                                 ------------------------------------------
                            Name:
                                  -----------------------------------------
                            Title:
                                   ----------------------------------------

                            Address:     5800 California Street, Suite 2100
                                         San Francisco, CA 94104
                            Facsimile #: (415) 397-0791
                            Attention:   Robert Lucchese

                            CREDIT AGRICOLE INDOSUEZ


                            By:
                                 ------------------------------------------
                            Name:
                                  -----------------------------------------
                            Title:
                                   ----------------------------------------

                            Address:     101 California Street, Suite 4390
                                         San Francisco, CA 94111
                            Facsimile #: (415) 986-4116
                            Attention:   Karen Kokame

                                                                    Exhibit 4-1

                                   SCHEDULE I
                               DISCLOSURE SCHEDULE



See attached.

                                 SCHEDULE II
                                 ALLOCATIONS

------------------------- ----------------- --------------- ----------------- ---------------- ------------   ----------
     NAME OF LENDER       ACQUISITION LOAN    ACQUISITION    WORKING CAPITAL   WORKING CAPITAL    TOTAL        % OF TOTAL
                             COMMITMENT       PERCENTAGE     LOAN COMMITMENT     PERCENTAGE
------------------------- ----------------- --------------- ----------------- ---------------- ------------   ----------
Bank of America           $6,840,909        19.5455%        $14,659,091       19.5455%         $21,500,000     19.5455%
National Trust and
Savings Association
------------------------- ----------------- --------------- ----------------- ---------------- --------------- ----------
BankBoston, N.A.          $6,204,545        17.7273%        $13,295,455       17.7273%         $19,500,000     17.7273%
------------------------- ----------------- --------------- ----------------- ---------------- --------------- ----------
First Union National      $6,204,545        17.7273%        $13,295,455       17.7273%         $19,500,000     17.7273%
Bank
------------------------- ----------------- --------------- ----------------- ---------------- --------------- ----------
Union Bank of             $6,204,545        17.7273%        $13,295,455       17.7273%         $19,500,000     17.7273%
California, N.A.
------------------------- ----------------- --------------- ----------------- ---------------- --------------- ----------
Bank of Nova Scotia       $4,772,727        13.6364%        $10,227,273       13.6364%         $15,000,000     13.6364%
------------------------- ----------------- --------------- ----------------- ---------------- --------------- ----------
Credit Agricole Indosuez  $4,772,727        13.6364%        $10,227,273       13.6364%         $15,000,000     13.6364%
------------------------- ----------------- --------------- ----------------- ---------------- --------------- ----------
TOTAL                     $34,999,998.00    100.00%         $75,000,002.00    100.00%          $110,000,000.00 100.00%
------------------------- ----------------- --------------- ----------------- ---------------- --------------- ----------

                                  SCHEDULE III
                    ISSUED AND OUTSTANDING LETTERS OF CREDIT



See attached.